Exhibit 4.3

EXECUTION VERSION

REVOLVING CREDIT AGREEMENT

(2020-1B)

dated as of February 1, 2021

between

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Subordination Agent,
as Agent and Trustee for the
United Airlines Pass Through Trust 2020-1B,

as Borrower

and

CITIBANK, N.A.
as Liquidity Provider

Relating to United Airlines

Pass Through Trust 2020-1B 4.875% United Airlines

Pass Through Certificates, Series 2020-1B

TABLE OF CONTENTS

i

TABLE OF CONTENTS

(continued)

Schedule A	-	Certain Economic Terms
Schedule B	-	Administration Details
Annex I	-	Interest Advance Notice of Borrowing
Annex II	-	Non-Extension Advance Notice of Borrowing
Annex III	-	Downgrade Advance Notice of Borrowing
Annex IV	-	Final Advance Notice of Borrowing
Annex V	-	Notice of Termination
Annex VI	-	Notice of Replacement Subordination Agent

ii

Annex VII	-	Special Termination Advance Notice of Borrowing
Annex VIII	-	Notice of Special Termination

iii

REVOLVING CREDIT AGREEMENT (2020-1B)

THIS REVOLVING CREDIT AGREEMENT (2020-1B) dated as of February 1, 2021 (this “Agreement”), between WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as Subordination Agent under the Intercreditor Agreement (each as defined below), as agent and trustee for the Class B Trust (as defined below) (the “Borrower”), and CITIBANK, N.A. (the “Liquidity Provider”).

W I T N E S S E T H:

WHEREAS, pursuant to the Class B Trust Agreement (such term and all other capitalized terms used in these recitals having the meanings set forth or referred to in Section 1.01), the Class B Trust is issuing the Class B Certificates; and

WHEREAS, the Borrower, in order to support the timely payment of a portion of the interest on the Class B Certificates in accordance with their terms, has requested the Liquidity Provider to enter into this Agreement, providing in part for the Borrower to request in specified circumstances that Advances be made hereunder.

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

article I

DEFINITIONS

Section 1.01        Certain Defined Terms. (a) Definitions. As used in this Agreement and unless otherwise expressly indicated, or unless the context clearly requires otherwise, the following capitalized terms shall have the following respective meanings for all purposes of this Agreement:

“Additional Costs” has the meaning assigned to such term in Section 3.01.

“Advance” means an Interest Advance, a Final Advance, a Provider Advance, a Special Termination Advance, an Applied Special Termination Advance, or an Applied Provider Advance, as the case may be.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Applicable Liquidity Rate” has the meaning assigned to such term in Section 3.07(h).

“Applicable Margin” means (x) with respect to any Unpaid Advance (including, without limitation, any Applied Special Termination Advance but excluding any Unapplied Special Termination Advance) or Applied Provider Advance, the margin per annum specified in item 1 of Schedule A, or (y) with respect to any Unapplied Provider Advance or any Unapplied Special Termination Advance, the margin per annum specified in the Fee Letter applicable to this Agreement.

[Revolving Credit Agreement (2020-1B)]

“Applied Downgrade Advance” has the meaning assigned to such term in Section 2.06(a).

“Applied Non-Extension Advance” has the meaning assigned to such term in Section 2.06(a).

“Applied Provider Advance” has the meaning assigned to such term in Section 2.06(a).

“Applied Special Termination Advance” has the meaning assigned to such term in Section 2.05.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (d) of Section 2.11.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate” means, for any given day, a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Liquidity Provider from three Federal funds brokers of recognized standing selected by it, plus (b) one-quarter of one percent (¼ of 1%).

“Base Rate Advance” means an Advance that bears interest at a rate based upon the Base Rate.

“Benchmark” means, initially, the LIBOR Rate; provided that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to the LIBOR Rate or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of Section 2.11.

[Revolving Credit Agreement (2020-1B)]

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Designated Party for the applicable Benchmark Replacement Date:

(1)      the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2)      the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3)      the sum of: (a) the alternate benchmark rate that has been selected by the Designated Party as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Designated Party in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then- current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1)           for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Designated Party:

(a)	the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b)	the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

[Revolving Credit Agreement (2020-1B)]

(2)             for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Designated Party for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities; provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Designated Party in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Designated Party decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Designated Party in a manner substantially consistent with market practice (or, if the Designated Party decides that adoption of any portion of such market practice is not administratively feasible or if the Designated Party determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Designated Party decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)	in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or

(3)	in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Borrower or the Liquidity Provider, as applicable.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any

[Revolving Credit Agreement (2020-1B)]

determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)	a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)	a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder in accordance with Section 2.11 and (y) ending at the time that a Benchmark

[Revolving Credit Agreement (2020-1B)]

Replacement has replaced the then-current Benchmark for all purposes hereunder in accordance with Section 2.11.

“Basel III” has the meaning assigned to such term in Section 3.01.

“Borrower” has the meaning assigned to such term in the recital of parties to this Agreement.

“Borrowing” means the making of Advances requested by delivery of a Notice of Borrowing.

“Business Day” means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in Chicago, Illinois, New York, New York or, so long as any Class B Certificate is outstanding, the city and state in which the Class B Trustee, the Borrower or any Loan Trustee maintains its Corporate Trust Office or receives or disburses funds, and, if the applicable Business Day relates to any Advance or other amount bearing interest based on the LIBOR Rate, on which dealings in dollars are carried on in the London interbank market.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Designated Party in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Designated Party decides that any such convention is not administratively feasible for the Designated Party, then the Designated Party may establish another convention in its reasonable discretion.

“Designated Party” means the Subordination Agent, in such case acting for the benefit of both the Borrower and the Liquidity Provider, and in so acting, also taking into account any similar determinations (including in its individual capacity or as an applicable agent) under other credit facilities to which it is a party (in any such capacity); provided, that (a) applicable determinations as Designated Party shall be made in consultation with, and shall be subject to any joint written instructions delivered by, United and the Liquidity Provider (and absent such instructions, with the Subordination Agent having no obligation to obtain any consent from any Person in respect of its determinations as Designated Party, unless otherwise expressly set forth herein), and (b) to the extent mutually agreed by United and the Liquidity Provider (with notice to the Subordination Agent), the Designated Party shall be, or any specified determinations thereof may be made by, as applicable, the Liquidity Provider.

“Downgrade Advance” means an Advance made pursuant to Section 2.02(c).

“Early Opt-in Election” means, if the then-current Benchmark is the LIBOR Rate, the occurrence of:

(1)	a notification by the Liquidity Provider to the Borrower or a notification from the

[Revolving Credit Agreement (2020-1B)]

Borrower to the Liquidity Provider that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2)	the joint election by the Liquidity Provider and the Borrower to trigger a fallback from the LIBOR Rate.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” has the meaning assigned to such term in Section 4.01. The delivery of the certificate of the Liquidity Provider contemplated by Section 4.01(e) shall be conclusive evidence that the Effective Date has occurred.

“Excluded Taxes” means (i) taxes imposed on the overall net income of the Liquidity Provider or of its Facility Office by the jurisdiction where such Liquidity Provider’s principal office or such Facility Office is located, and (ii) Excluded Withholding Taxes.

“Excluded Withholding Taxes” means (i) withholding Taxes imposed by the United States except to the extent that such United States withholding Taxes are imposed or increased as a result of any change in applicable law (excluding from change in applicable law for this purpose a change in an applicable treaty or other change in law affecting the applicability of a treaty) after the date hereof, or in the case of a successor Liquidity Provider (including a transferee of an Advance) or Facility Office, after the date on which such successor Liquidity Provider obtains its interest or on which the Facility Office is changed, (ii) any withholding Taxes imposed by the United States which are imposed or increased as a result of the Liquidity Provider failing to deliver to the Borrower any certificate or document (which certificate or document in the good faith judgment of the Liquidity Provider it is legally entitled to provide) which is reasonably requested by the Borrower to establish that payments under this Agreement are exempt from (or entitled to a reduced rate of) withholding Tax and (iii) Taxes imposed under FATCA.

[Revolving Credit Agreement (2020-1B)]

“Expenses” means liabilities, obligations, damages, settlements, penalties, claims, actions, suits, costs, expenses, and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel and costs of investigation), provided that Expenses shall not include any Taxes.

“Expiry Date” means the “Initial Expiry Date” specified in item 2 of Schedule A, initially, or any subsequent anniversary date of the Class B Closing Date to which the Expiry Date is automatically extended pursuant to Section 2.10 if the Liquidity Provider has not provided notice in accordance with Section 2.10 that its obligation to make Advances shall not be extended beyond such anniversary date.

“Facility Office” means the office of the Liquidity Provider presently located in New York, New York or such other office as the Liquidity Provider from time to time shall notify the Borrower as its Facility Office hereunder; provided that the Liquidity Provider shall not change its Facility Office to another Facility Office outside the United States of America except in accordance with Section 3.01, 3.02 or 3.03 hereof or with the prior consent of United Airlines, Inc.

“Final Advance” means an Advance made pursuant to Section 2.02(d).

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the LIBOR Rate.

“GAAP” means generally accepted accounting principles as set forth in the statements of financial accounting standards issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, as such principles may at any time or from time to time be varied by any applicable financial accounting rules or regulations issued by the Securities and Exchange Commission and, with respect to any person, shall mean such principles applied on a basis consistent with prior periods except as may be disclosed in such person’s financial statements.

“Intercreditor Agreement” means the Amended and Restated Intercreditor Agreement dated as of the date hereof among the Trustees, the Liquidity Provider, each liquidity provider under the other Liquidity Facilities and the Subordination Agent, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Interest Advance” means an Advance made pursuant to Section 2.02(a).

“Interest Period” means, with respect to any LIBOR Advance, each of the following periods:

(i)       the period beginning on the third LIBOR Business Day following either (x) the date of the Liquidity Provider’s receipt of the Notice of Borrowing for such LIBOR Advance or (y) the date of the withdrawal of funds from the Class B Cash Collateral Account relating to this Liquidity Facility for the purpose of paying interest on the Class B Certificates as contemplated by Section 2.06(a) hereof and, in either case,

[Revolving Credit Agreement (2020-1B)]

ending on the next Regular Distribution Date (or, if such day is not a Business Day, the next succeeding Business Day); and

(ii)       each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the next Regular Distribution Date (or, if such day is not a Business Day, the next succeeding Business Day);

provided, however, that if (x) the Final Advance shall have been made, or (y) other outstanding Advances shall have been converted into the Final Advance, then the Interest Periods shall be successive periods of one month beginning on the third LIBOR Business Day following the Liquidity Provider’s receipt of the Notice of Borrowing for such Final Advance (in the case of clause (x) above) or the Regular Distribution Date (or, if such day is not a Business Day, the next succeeding Business Day) following such conversion (in the case of clause (y) above).

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“LIBOR Advance” means an Advance bearing interest at a rate based upon the LIBOR Rate.

“LIBOR Business Day” means any day on which dealings in dollars are carried on in the London interbank market.

“LIBOR Rate” means, with respect to any Interest Period,

(i)       the rate per annum equal to the London Interbank Offered Rate per annum administered by ICE Benchmark Administration Limited (or any other successor person which takes over administration of that rate) appearing on display page Reuters Screen LIBOR01 Page (or any successor or substitute therefor) at approximately 11:00 a.m. (London time) two LIBOR Business Days before the first day of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period, or

(ii)       if the rate calculated pursuant to clause (i) above is not available, the average (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates per annum at which deposits in dollars are offered for the relevant Interest Period by three banks of recognized standing selected by the Liquidity Provider in the London interbank market at approximately 11:00 a.m. (London time) two LIBOR Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the LIBOR Advance to which such Interest Period is to apply and for a period comparable to such Interest Period; or

(iii)       if both the rate calculated pursuant to clause (i) is not available and the Liquidity Provider is unable, using customary reasonable means of determination, to determine a rate pursuant to clause (ii), or Benchmark Unavailability Period shall then be in effect, the Base Rate; provided that if a Benchmark Replacement Date has occurred

[Revolving Credit Agreement (2020-1B)]

resulting in a new Benchmark pursuant to Section 2.11, subject to the applicable Benchmark Replacement Conforming Changes, the LIBOR Rate shall be deemed to be the lower of (A) the Base Rate and (B) the applicable Benchmark.

Notwithstanding the foregoing, if the LIBOR Rate determined as provided above with respect to any Interest Period would be less than 0% per annum, then the LIBOR Rate for such Interest Period shall be deemed to be 0%.

“Liquidity Event of Default” means the occurrence of either (a) the Acceleration of all of the Equipment Notes or (b) a United Bankruptcy Event.

“Liquidity Indemnitee” means (i) the Liquidity Provider, (ii) the directors, officers, employees and agents of the Liquidity Provider, and (iii) the successors and permitted assigns of the persons described in clauses (i) and (ii) inclusive.

“Liquidity Provider” has the meaning assigned to such term in the recital of parties to this Agreement.

“Maximum Available Commitment” means, subject to the proviso contained in the third sentence of Section 2.02(a), at any time of determination, (a) the Maximum Commitment at such time less (b) the aggregate amount of each Interest Advance outstanding at such time; provided that following a Downgrade Advance (subject to any reinstatement of the obligations of the Liquidity Provider pursuant to Section 2.06(d)), a Non-Extension Advance, a Special Termination Advance or a Final Advance, the Maximum Available Commitment shall be zero.

“Maximum Commitment” means initially the amount specified in item 3 on Schedule A as the Initial Maximum Commitment, as such amount may be reduced from time to time in accordance with Section 2.04(a).

“Non-Excluded Tax” has the meaning assigned to such term in Section 3.03(a).

“Non-Extension Advance” means an Advance made pursuant to Section 2.02(b).

“Notice Date” has the meaning assigned to such term in Section 2.10.

“Notice of Borrowing” has the meaning assigned to such term in Section 2.02(e).

“Notice of Replacement Subordination Agent” has the meaning assigned to such term in Section 3.08.

“Performing Note Deficiency” means any time that one or more Equipment Notes (other than any Additional Equipment Notes issued under the Indenture) are not then Performing Equipment Notes.

“Prospectus Supplement” means the final Prospectus Supplement dated the date specified in item 4 on Schedule A relating to the Class B Certificates, as such Prospectus Supplement may be amended or supplemented.

[Revolving Credit Agreement (2020-1B)]

“Provider Advance” means a Downgrade Advance or a Non-Extension Advance.

“Rate Determination Notice” has the meaning assigned to such term in Section 3.07(g).

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the LIBOR Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not the LIBOR Rate, the time determined by the Designated Party in its reasonable discretion.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Regulatory Change” has the meaning assigned to such term in Section 3.01.

“Replenishment Amount” has the meaning assigned to such term in Section 2.06(b).

“Required Amount” means, for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the Stated Interest Rate for the Class B Certificates, that would be payable on the Class B Certificates on each of the six successive quarterly Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding five quarterly Regular Distribution Dates, in each case calculated on the basis of the Pool Balance of the Class B Certificates on such day and without regard to expected future distributions of principal on the Class B Certificates and, where there is more than a single Liquidity Facility for the Class B Certificates, calculated with respect to the Liquidity Provider by reference to its Proportionate Share.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Special Termination Advance” means an Advance made pursuant to Section 2.02(g).

“Special Termination Notice” means the Notice of Special Termination substantially in the form of Annex VIII to this Agreement.

[Revolving Credit Agreement (2020-1B)]

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Termination Date” means the earliest to occur of the following: (i) the Expiry Date; (ii) the date on which the Borrower delivers to the Liquidity Provider a certificate, signed by a Responsible Officer of the Borrower, certifying that all of the Class B Certificates have been paid in full (or provision has been made for such payment in accordance with the Intercreditor Agreement and the Class B Trust Agreement) or are otherwise no longer entitled to the benefits of this Agreement; (iii) the date on which the Borrower delivers to the Liquidity Provider a certificate, signed by a Responsible Officer of the Borrower, certifying that a Replacement Liquidity Facility has been substituted for this Agreement in full pursuant to Section 3.5(e) of the Intercreditor Agreement; (iv) the fifth Business Day following the receipt by the Borrower of a Termination Notice or Special Termination Notice from the Liquidity Provider pursuant to Section 6.01 or 6.02 hereof, respectively; and (v) the date on which no Advance is or may (including by reason of reinstatement as herein provided) become available for a Borrowing hereunder.

“Termination Notice” means the Notice of Termination substantially in the form of Annex V to this Agreement.

“Transferee” has the meaning assigned to such term in Section 7.08(b).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unapplied Downgrade Advance” means any Downgrade Advance other than an Applied Downgrade Advance.

“Unapplied Non-Extension Advance” means any Non-Extension Advance other than an Applied Non-Extension Advance.

“Unapplied Provider Advance” means any Provider Advance other than an Applied Provider Advance.

“Unapplied Special Termination Advance” means any Special Termination Advance other than an Applied Special Termination Advance.

[Revolving Credit Agreement (2020-1B)]

“Unpaid Advance” has the meaning assigned to such term in Section 2.05.

“Write-Down and Conversion Powers” means, (i) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (ii) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(b)          Terms Defined in the Intercreditor Agreement. For all purposes of this Agreement, the following terms shall have the respective meanings assigned to such terms in the Intercreditor Agreement:

“Acceleration”, “Additional Certificates”, “Additional Equipment Notes”, “Bankruptcy Code”, “Certificate”, “Class”, “Class A Certificates”, “Class B Cash Collateral Account”, “Class B Certificates”, “Class B Closing Date”, “Class B Trust”, “Class B Trust Agreement”, “Class B Trustee”, “Class B Underwriters”, “Class B Underwriting Agreement”, “Closing Date”, “Controlling Party”, “Corporate Trust Office”, “Downgraded Facility”, “Downgrade Event”, “Equipment Notes”, “Fee Letter”, “Final Legal Distribution Date”, “Financing Agreement”, “Investment Earnings”, “Liquidity Facility”, “Liquidity Obligations”, “Loan Trustee”, “Non-Extended Facility”, “Note Purchase Agreement”, “Operative Agreements”, “Performing Equipment Note”, “Person”, “Pool Balance”, “Proportionate Share”, “Rating Agencies”, “Regular Distribution Date”, “Replacement Liquidity Facility”, “Replacement Liquidity Provider”, “Responsible Officer”, “Scheduled Payment”, “Series B Equipment Note”, “Special Payment”, “Stated Interest Rate”, “Subordination Agent”, “Taxes”, “Threshold Rating”, “Transfer”, “Trust Agreement”, “Trustee”, “United”, and “United Bankruptcy Event”.

article II

AMOUNT AND TERMS OF THE COMMITMENT

Section 2.01        The Advances. The Liquidity Provider hereby irrevocably agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until 1:00 p.m. (New York City time) on the Expiry Date (unless the obligations of the Liquidity Provider shall be earlier terminated in accordance with the terms of Section 2.04(b)) in an aggregate amount at any time outstanding not to exceed the Maximum Commitment.

[Revolving Credit Agreement (2020-1B)]

Section 2.02        Making the Advances. (a)  Interest Advances shall be made in one or more Borrowings by delivery to the Liquidity Provider of one or more written and completed Notices of Borrowing in substantially the form of Annex I attached hereto, signed by a Responsible Officer of the Borrower, in an amount not exceeding the Maximum Available Commitment at such time and shall be used solely for the payment when due of interest on the Class B Certificates at the Stated Interest Rate therefor in accordance with Section 3.5(a) of the Intercreditor Agreement. Each Interest Advance made hereunder shall automatically reduce the Maximum Available Commitment and the amount available to be borrowed hereunder by subsequent Advances by the amount of such Interest Advance (subject to reinstatement as provided in the next sentence). Upon repayment to the Liquidity Provider in full or in part of the amount of any Interest Advance made pursuant to this Section 2.02(a), together with accrued interest thereon (as provided herein), the Maximum Available Commitment shall be reinstated by the amount of such repaid Interest Advance but not to exceed the Maximum Commitment; provided, however, that, subject to Section 2.06(d), the Maximum Available Commitment shall not be so reinstated at any time if (x) (i) a Liquidity Event of Default shall have occurred and be continuing and (ii) there is a Performing Note Deficiency or (y) a Final Advance, a Special Termination Advance, a Downgrade Advance or a Non-Extension Advance shall have been made or an Interest Advance shall have been converted into a Final Advance.

(a)          A Non-Extension Advance shall be made in a single Borrowing if this Agreement is not extended in accordance with Section 3.5(d) of the Intercreditor Agreement (unless a Replacement Liquidity Facility to replace this Agreement shall have been delivered to the Borrower as contemplated by said Section 3.5(d) within the time period specified in such Section) by delivery to the Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex II attached hereto, signed by a Responsible Officer of the Borrower, in an amount equal to the Maximum Available Commitment at such time, and shall be used to fund the Class B Cash Collateral Account relating to this Liquidity Facility in accordance with said Section 3.5(d) and Section 3.5(f) of the Intercreditor Agreement.

(b)          A Downgrade Advance shall be made in a single Borrowing upon the occurrence of a Downgrade Event (as provided for in Section 3.5(c) of the Intercreditor Agreement), unless (i) a Replacement Liquidity Facility to replace this Agreement shall have been previously delivered to the Borrower within thirty-five (35) days after the Downgrade Event or (ii) the relevant Rating Agency shall have provided confirmation within thirty (30) days after the Downgrade Event that such Downgrade Event will not result in a downgrading, withdrawal or suspension by such Rating Agency of the rating then in effect for the related Class of Certificates, in each case of clause (i) and (ii), in accordance with said Section 3.5(c), by delivery to the Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex III attached hereto, signed by a Responsible Officer of the Borrower, in an amount equal to the Maximum Available Commitment at such time, and shall be used to fund the Class B Cash Collateral Account relating to this Liquidity Facility in accordance with said Section 3.5(c) and Section 3.5(f) of the Intercreditor Agreement. Upon the occurrence of a Downgrade Event, the Liquidity Provider shall promptly deliver notice thereof to the Borrower, the Class B Trustee and United.

(c)          A Final Advance shall be made in a single Borrowing upon the receipt by the Borrower of a Termination Notice from the Liquidity Provider pursuant to Section 6.01 hereof

[Revolving Credit Agreement (2020-1B)]

by delivery to the Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex IV attached hereto, signed by a Responsible Officer of the Borrower, in an amount equal to the Maximum Available Commitment at such time, and shall be used to fund the Class B Cash Collateral Account relating to this Liquidity Facility (in accordance with Sections 3.5(f) and 3.5(i) of the Intercreditor Agreement).

(d)          Each Borrowing shall be made on notice in writing (a “Notice of Borrowing”) in substantially the form required by Section 2.02(a), 2.02(b), 2.02(c), 2.02(d) or 2.02(g), as the case may be, given by the Borrower to the Liquidity Provider. If a Notice of Borrowing is delivered by the Borrower in respect of any Borrowing no later than 1:00 p.m. (New York City time) on a Business Day, upon satisfaction of the conditions precedent set forth in Section 4.02 with respect to a requested Borrowing, the Liquidity Provider shall make available to the Borrower, in accordance with its payment instructions, the amount of such Borrowing in U.S. dollars and immediately available funds, before 4:00 p.m. (New York City time) on such Business Day. If a Notice of Borrowing is delivered by the Borrower in respect of any Borrowing on a day that is not a Business Day or after 1:00 p.m. (New York City time) on a Business Day, upon satisfaction of the conditions precedent set forth in Section 4.02 with respect to a requested Borrowing, the Liquidity Provider shall make available to the Borrower, in accordance with its payment instructions, the amount of such Borrowing in U.S. dollars and in immediately available funds, before 12:00 Noon (New York City time) on the first Business Day next following the day of receipt of such Notice of Borrowing. Payments of proceeds of a Borrowing shall be made by wire transfer of immediately available funds to the Borrower in accordance with such wire transfer instructions as the Borrower shall furnish from time to time to the Liquidity Provider for such purpose. Each Notice of Borrowing shall be irrevocable and binding on the Borrower. Each Notice of Borrowing shall be effective upon receipt of a copy thereof by the Liquidity Provider at the address specified pursuant to Section 7.02.

(e)          Upon the making of any Advance requested pursuant to a Notice of Borrowing, in accordance with the Borrower’s payment instructions, the Liquidity Provider shall be fully discharged of its obligation hereunder with respect to such Notice of Borrowing, and the Liquidity Provider shall not thereafter be obligated to make any further Advances hereunder in respect of such Notice of Borrowing to the Borrower or to any other Person. If the Liquidity Provider makes an Advance requested pursuant to a Notice of Borrowing before 12:00 Noon (New York City time) on the second Business Day after the date of payment specified in Section 2.02(e), the Liquidity Provider shall have fully discharged its obligations hereunder with respect to such Advance and an event of default shall not have occurred hereunder. Following the making of any Advance pursuant to Section 2.02(b), (c), (d) or (g) hereof to fund the Class B Cash Collateral Account relating to this Liquidity Facility, the Liquidity Provider shall have no interest in or rights to such Class B Cash Collateral Account, the funds constituting such Advance or any other amounts from time to time on deposit in such Class B Cash Collateral Account; provided that the foregoing shall not affect or impair the obligations of the Subordination Agent to make the distributions contemplated by Section 3.5(e) or (f) of the Intercreditor Agreement, and provided, further, that the foregoing shall not affect or impair the rights of the Liquidity Provider to provide written instructions with respect to the investment and reinvestment of amounts in such Class B Cash Collateral Account to the extent provided in Section 2.2(b) of the Intercreditor Agreement. By paying to the Borrower proceeds of Advances requested by the Borrower in accordance with the provisions of this Agreement, the Liquidity

[Revolving Credit Agreement (2020-1B)]

Provider makes no representation as to, and assumes no responsibility for, the correctness or sufficiency for any purpose of the amount of the Advances so made and requested.

(f)           A Special Termination Advance shall be made in a single Borrowing upon the receipt by the Borrower of a Special Termination Notice from the Liquidity Provider pursuant to Section 6.02, by delivery to the Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex VII, signed by a Responsible Officer of the Borrower, in an amount equal to the Maximum Available Commitment at such time, and shall be used to fund the Class B Cash Collateral Account relating to this Liquidity Facility (in accordance with Section 3.5(f) and Section 3.5(m) of the Intercreditor Agreement).

Section 2.03        Fees. The Borrower agrees to pay to the Liquidity Provider the fees set forth in the Fee Letter applicable to this Agreement, to the extent payable to the Liquidity Provider pursuant to such Fee Letter.

Section 2.04        Reductions or Termination of the Maximum Commitment.

(a)          Automatic Reduction. Promptly following each date on which the Required Amount is reduced as a result of a reduction in the Pool Balance of the Class B Certificates or otherwise, the Maximum Commitment shall automatically be reduced to an amount equal to such reduced Required Amount (as calculated by the Borrower); provided that on (or, as applicable, immediately following) the first Regular Distribution Date, the Maximum Commitment shall automatically be reduced to the then Required Amount. The Borrower shall give notice of any such automatic reduction of the Maximum Commitment to the Liquidity Provider within two Business Days thereof. The failure by the Borrower to furnish any such notice shall not affect such automatic reduction of the Maximum Commitment.

(b)          Termination. Upon the making of any Provider Advance or Special Termination Advance or the making of or conversion to a Final Advance hereunder or the occurrence of the Termination Date, the obligation of the Liquidity Provider to make further Advances hereunder shall automatically and irrevocably terminate, and the Borrower shall not be entitled to request any further Borrowing hereunder, except in the case of a Downgrade Advance, as provided in Section 2.06(d).

Section 2.05        Repayments of Interest Advances, the Special Termination Advance or the Final Advance. Subject to Sections 2.06, 2.07 and 2.09 hereof, the Borrower hereby agrees, without notice of an Advance or demand for repayment from the Liquidity Provider (which notice and demand are hereby waived by the Borrower), to pay, or to cause to be paid, to the Liquidity Provider on each date on which the Liquidity Provider shall make an Interest Advance, the Special Termination Advance or the Final Advance, an amount equal to (a) the amount of such Advance (any such Advance, until repaid, is referred to herein as an “Unpaid Advance”) (if multiple Interest Advances are outstanding any such repayment to be applied in the order in which such Interest Advances have been made, starting with the earliest), plus (b) interest on the amount of each such Unpaid Advance as provided in Section 3.07 hereof; provided that if (i) the Liquidity Provider shall make a Provider Advance at any time after making one or more Interest Advances which shall not have been repaid in accordance with this Section 2.05 or (ii) this Liquidity Facility shall become a Downgraded Facility or Non-Extended Facility at any time

[Revolving Credit Agreement (2020-1B)]

when unreimbursed Interest Advances have reduced the Maximum Available Commitment to zero, then such Interest Advances shall cease to constitute Unpaid Advances and shall be deemed to have been changed into an Applied Downgrade Advance or an Applied Non-Extension Advance, as the case may be, for all purposes of this Agreement (including, without limitation, for the purpose of determining when such Interest Advance is required to be repaid to the Liquidity Provider in accordance with Section 2.06 and for the purposes of Section 2.06(b)); provided, further, that amounts in respect of a Special Termination Advance withdrawn from the Class B Cash Collateral Account relating to this Liquidity Facility for the purpose of paying interest on the Class B Certificates in accordance with Section 3.5(f) of the Intercreditor Agreement (the amount of any such withdrawal being an “Applied Special Termination Advance”) shall thereafter (subject to Section 2.06(b)) be treated as an Interest Advance under this Agreement for purposes of determining the Applicable Liquidity Rate for interest payable thereon; provided, further, that if, following the making of a Special Termination Advance, the Liquidity Provider delivers a Termination Notice to the Borrower pursuant to Section 6.01, such Special Termination Advance shall thereafter be converted to and treated as a Final Advance under this Agreement for purposes of determining the Applicable Liquidity Rate for interest payable thereon and the obligation for repayment thereof and treated as an Applied Special Termination Advance for purposes of Section 2.6(c) of the Intercreditor Agreement, and, provided, further, that if, after making a Provider Advance, the Liquidity Provider delivers a Special Termination Notice to the Borrower pursuant to Section 6.02, any Unapplied Provider Advance shall be converted to and treated as a Special Termination Advance under this Agreement for purposes of determining the Applicable Liquidity Rate for interest payable thereon and the obligation for repayment thereof under the Intercreditor Agreement. The Borrower and the Liquidity Provider agree that the repayment in full of each Interest Advance, the Special Termination Advance and the Final Advance on the date such Advance is made is intended to be a contemporaneous exchange for new value given to the Borrower by the Liquidity Provider.

Section 2.06        Repayments of Provider Advances.

(a)          Amounts advanced hereunder in respect of a Provider Advance shall be deposited in the Class B Cash Collateral Account relating to this Liquidity Facility, invested and withdrawn from such Class B Cash Collateral Account as set forth in Sections 3.5(c), (d), (e) and (f) of the Intercreditor Agreement. Subject to Sections 2.07 and 2.09, the Borrower agrees to pay to the Liquidity Provider, on each Regular Distribution Date, commencing on the first Regular Distribution Date after the making of a Provider Advance, interest on the principal amount of any such Provider Advance as provided in Section 3.07; provided, however, that amounts in respect of a Provider Advance withdrawn from the Class B Cash Collateral Account relating to this Liquidity Facility for the purpose of paying interest on the Class B Certificates in accordance with Section 3.5(f) of the Intercreditor Agreement (the amount of any such withdrawal being (y) in the case of a Downgrade Advance, an “Applied Downgrade Advance” and (z) in the case of a Non-Extension Advance, an “Applied Non-Extension Advance” and, together with an Applied Downgrade Advance, an “Applied Provider Advance”) shall thereafter (subject to Section 2.06(b)) be treated as an Interest Advance under this Agreement for purposes of determining the Applicable Liquidity Rate for interest payable thereon and the dates on which such interest is payable; provided, further, however, that if, following the making of a Provider Advance, the Liquidity Provider delivers a Termination Notice to the Borrower pursuant to

[Revolving Credit Agreement (2020-1B)]

Section 6.01 hereof, such Provider Advance shall thereafter be converted to and treated as a Final Advance under this Agreement for purposes of determining the Applicable Liquidity Rate for interest payable thereon and the obligation for repayment thereof and treated as an Applied Downgrade Advance or Applied Non-Extension Advance, as the case may be, for the purposes of Section 2.6(c) of the Intercreditor Agreement. Subject to Sections 2.07 and 2.09 hereof, immediately upon the withdrawal of any amounts from the Class B Cash Collateral Account relating to this Liquidity Facility on account of a reduction in the Required Amount, the Borrower shall repay to the Liquidity Provider a portion of the Provider Advances in a principal amount equal to the amount of such reduction, plus interest on the principal amount prepaid as provided in Section 3.07 hereof.

(b)          At any time when an Applied Provider Advance or an Applied Special Termination Advance (or any portion thereof) is outstanding, upon the deposit in the Class B Cash Collateral Account relating to this Liquidity Facility of any amount pursuant to clause “fourth” of Section 3.2 of the Intercreditor Agreement (any such amount being a “Replenishment Amount”) for the purpose of replenishing or increasing the balance thereof up to the amount of the Required Amount at such time, (i) the aggregate outstanding principal amount of all Applied Provider Advances or the Applied Special Termination Advance (and of Provider Advances treated as an Interest Advance for purposes of determining the Applicable Liquidity Rate for interest payable thereon) shall be automatically reduced by the amount of such Replenishment Amount (if multiple Applied Provider Advances are outstanding, such Replenishment Amount to be applied in the order in which such Applied Provider Advances have been made, starting with the earliest) and (ii) the aggregate outstanding principal amount of all Unapplied Provider Advances or of the Unapplied Special Termination Advance shall be automatically increased by the amount of such Replenishment Amount.

(c)          Upon the provision of a Replacement Liquidity Facility in replacement of this Agreement in accordance with Section 3.5(e) of the Intercreditor Agreement, amounts remaining on deposit in the Class B Cash Collateral Account relating to this Liquidity Facility after giving effect to any Applied Provider Advance or Applied Special Termination Advance on the date of such replacement shall be reimbursed to the replaced Liquidity Provider, but only to the extent such amounts are necessary to repay in full to the replaced Liquidity Provider all amounts owing to it hereunder.

(d)          If, at any time after making a Downgrade Advance, the Liquidity Provider satisfies the Threshold Rating and delivers a written notice to that effect to the Borrower and United, as of the second Business Day following receipt of such notice, (i) the Unapplied Downgrade Advance shall be withdrawn from the Class B Cash Collateral Account relating to this Liquidity Facility and reimbursed to the Liquidity Provider, (ii) the Maximum Commitment shall be reinstated by an amount equal to the amount of such Unapplied Downgrade Advance so reimbursed, but not to exceed the Maximum Commitment and the obligation of the Liquidity Provider to make Advances shall be reinstated in an equal amount, and (iii) the proviso in the definition of Maximum Available Commitment shall no longer apply to such Downgrade Advance.

Section 2.07        Payments to the Liquidity Provider Under the Intercreditor Agreement. In order to provide for payment or repayment to the Liquidity Provider of any amounts hereunder,

[Revolving Credit Agreement (2020-1B)]

the Intercreditor Agreement provides that amounts available and referred to in Articles II and III of the Intercreditor Agreement, to the extent payable to the Liquidity Provider pursuant to the terms of the Intercreditor Agreement (including, without limitation, Section 3.5(f) of the Intercreditor Agreement), shall be paid to the Liquidity Provider in accordance with the terms thereof. Amounts so paid to, and not required to be returned by, the Liquidity Provider shall be applied by the Liquidity Provider to Liquidity Obligations then due and payable to it in accordance with the Intercreditor Agreement and shall discharge in full the corresponding obligations of the Borrower hereunder (or, if not provided for in the Intercreditor Agreement, then in such manner as the Liquidity Provider shall deem appropriate).

Section 2.08        Book Entries. The Liquidity Provider shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower resulting from Advances made from time to time and the amounts of principal and interest payable hereunder and paid from time to time in respect thereof; provided, however, that the failure by the Liquidity Provider to maintain such account or accounts shall not affect the obligations of the Borrower in respect of Advances.

Section 2.09        Payments from Available Funds Only. All payments to be made by the Borrower under this Agreement, including, without limitation, Sections 7.05 and 7.07, shall be made only from the amounts that constitute Scheduled Payments, Special Payments or payments under Section 8.1 of the Note Purchase Agreement and payments under the Fee Letter applicable to this Agreement and Section 6 of the Note Purchase Agreement and only to the extent that the Borrower shall have sufficient income or proceeds therefrom to enable the Borrower to make payments in accordance with the terms hereof after giving effect to the priority of payments provisions set forth in the Intercreditor Agreement. The Liquidity Provider agrees that it will look solely to such amounts in respect of payments to be made by the Borrower hereunder to the extent available for distribution to it as provided in the Intercreditor Agreement and this Agreement and that the Borrower, in its individual capacity, is not personally liable to it for any amounts payable or liability under this Agreement except as expressly provided in this Agreement, the Intercreditor Agreement or the Note Purchase Agreement. Amounts on deposit in the Class B Cash Collateral Account relating to this Liquidity Facility shall be available to the Borrower to make payments under this Agreement only to the extent and for the purposes expressly contemplated in Section 3.5(f) of the Intercreditor Agreement.

Section 2.10        Non-Extension of the Expiry Date; Non-Extension Advance. If in any calendar year the Liquidity Provider advises the Borrower before the 25th day prior to the anniversary date of the Class B Closing Date in such calendar year (such 25th day, the “Notice Date”) that the Expiry Date shall not be extended beyond such anniversary date (and if this Agreement shall not have been replaced in accordance with Section 3.5(e) of the Intercreditor Agreement), the Borrower shall be entitled on and after such Notice Date (but prior to the then effective Expiry Date) to request a Non-Extension Advance in accordance with Section 2.02(b) hereof and Section 3.5(d) of the Intercreditor Agreement; provided, however, that if in any calendar year the Liquidity Provider does not so advise the Borrower before the Notice Date in such calendar year, the Expiry Date shall be automatically extended to the anniversary date of the Class B Closing Date in the next calendar year.

Section 2.11        LIBOR Replacement.

[Revolving Credit Agreement (2020-1B)]

(a)          Benchmark Replacement. Notwithstanding anything to the contrary herein, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to each applicable party hereto (that is not then the Designated Party) without any amendment to, or further action or consent of any other party to, this Agreement.

(b)          Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Designated Party will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c)          Notices; Standards for Decisions and Determinations. The Designated Party will promptly notify each other party hereto (and each other “Liquidity Provider” under each other Liquidity Facility) of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Designated Party pursuant to this 2.11, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement except, in each case, as expressly required pursuant to this Section 2.11 (and the definitions used herein).

(d)         Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or the LIBOR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Designated Party in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Designated Party may (and shall, at the request of the Liquidity Provider) modify (in a manner consistent for all

[Revolving Credit Agreement (2020-1B)]

Liquidity Facilities for which it is the “Designated Party”) the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Designated Party may (and shall at the request of the Liquidity Provider) modify (in a manner consistent for all Liquidity Facilities for which it is the “Designated Party”) the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)          Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of (or any determination by the Designated Party as to the existence of) a Benchmark Unavailability Period, the Borrower may revoke any request for a conversion to or continuation of a LIBOR Advance to be converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to a Base Rate Advance.

(f)           Cap on Benchmark for any Interest Period. Anything herein to the contrary notwithstanding, in connection with any Benchmark Replacement and the resulting Benchmark and related Benchmark Replacement Conforming Changes, if for any Interest Period (as such term may be modified) or Available Tenor, the applicable Benchmark Replacement (as the Benchmark then in effect) would exceed, as of the applicable date of determination thereof (including any applicable Reference Time) the Base Rate, then the Benchmark Replacement (and Benchmark) for such Interest Period or Available Tenor, as the case may be, shall be deemed to be the Base Rate.

(g)          Consistent Implementation among Liquidity Facilities. In making determinations pursuant to this Section 2.11 (and implementing any Benchmark Replacement and Benchmark Conforming Changes in connection therewith), it is the intent of the parties that such determinations (and implementation) occur hereunder on or about the same time and in substantially the same manner as such determinations (and implementation) pursuant to Section 2.11 of each other Liquidity Facility for which the Designated Party hereunder is the “Designated Party”, and the parties will reasonably cooperate for achieving such result.

article III

OBLIGATIONS OF THE BORROWER

Section 3.01        Increased Costs. The Borrower shall pay to the Liquidity Provider from time to time such amounts as may be necessary to compensate the Liquidity Provider for any increased costs incurred by the Liquidity Provider which are attributable to its making or maintaining any Advances hereunder or its obligation to make any such Advances hereunder, or any reduction in any amount receivable by the Liquidity Provider under this Agreement or the Intercreditor Agreement in respect of any such Advances or such obligation (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any change after the date of this Agreement in U.S. federal, state, municipal, or foreign

[Revolving Credit Agreement (2020-1B)]

laws or regulations (including Regulation D of the Board of Governors of the Federal Reserve System), or the adoption or making after the date of this Agreement of any interpretations, directives, or requirements applying to a class of banks including the Liquidity Provider under any U.S. federal, state, municipal, or any foreign laws or regulations (whether or not having the force of law) by any court, central bank or monetary authority charged with the interpretation or administration thereof (a “Regulatory Change”), which: (1) changes the basis of taxation of any amounts payable to the Liquidity Provider under this Agreement in respect of any such Advances or such obligation (other than Excluded Taxes); or (2) imposes or modifies any reserve, special deposit, compulsory loan or similar requirements relating to any extensions of credit or other assets of, or any deposits with other liabilities of, the Liquidity Provider (including any such Advances or such obligation or any deposits referred to in the definition of LIBOR Rate or related definitions). For the avoidance of doubt, any Regulatory Changes based on the consultative papers of The Basel Committee on Banking Supervision of December 2009 entitled “Strengthening the resilience of the banking sector” and “International framework for liquidity risk measurement, standards and monitoring”, in each case together with any amendments thereto (collectively, “Basel III”), will not be treated, for purposes of determining whether the Liquidity Provider is entitled to compensation under this Section 3.01, as having been adopted or having come into effect before the date hereof, and any such Regulatory Changes based on Basel III shall be determined to be adopted only when the national banking supervisory authorities, or other relevant administrative or legislative bodies having primary jurisdiction or regulatory authority over the Liquidity Provider, adopt any such Regulatory Changes based on Basel III in the primary jurisdiction of the Liquidity Provider. The Liquidity Provider agrees to use reasonable efforts (consistent with applicable legal and regulatory restrictions) to change the jurisdiction of its Facility Office if making such change would avoid the need for, or reduce the amount of, any amount payable under this Section that may thereafter accrue and would not, in the reasonable judgment of the Liquidity Provider, be otherwise disadvantageous to the Liquidity Provider.

The Liquidity Provider will notify the Borrower of any event occurring after the date of this Agreement that will entitle the Liquidity Provider to compensation pursuant to this Section 3.01 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, which notice shall describe in reasonable detail the calculation of the amounts owed under this Section. Determinations by the Liquidity Provider for purposes of this Section 3.01 of the effect of any Regulatory Change on its costs of making or maintaining Advances or on amounts receivable by it in respect of Advances, and of the additional amounts required to compensate the Liquidity Provider in respect of any Additional Costs, shall be prima facie evidence of the amount owed under this Section.

Notwithstanding the preceding two paragraphs, the Liquidity Provider and the Subordination Agent agree that any Liquidity Provider, or permitted assignee or participant thereof, which is not a bank shall not be entitled to the benefits of the preceding two paragraphs (but without limiting the provisions of Section 7.08 hereof).

Section 3.02        Capital Adequacy and Liquidity Coverage. If (1) the adoption, after the date hereof, of any applicable governmental law, rule or regulation regarding capital adequacy or liquidity coverage, (2) any change, after the date hereof, in the interpretation or administration of any such law, rule or regulation by any central bank or other governmental authority charged

[Revolving Credit Agreement (2020-1B)]

with the interpretation or administration thereof or (3) compliance by the Liquidity Provider or any corporation or bank controlling the Liquidity Provider with any applicable guideline or request of general applicability, issued after the date hereof, by any central bank or other governmental authority (whether or not having the force of law) that constitutes a change of the nature described in clause (2), has the effect of (x) requiring an increase in the amount of capital or liquid assets required to be maintained by the Liquidity Provider or any corporation or bank controlling the Liquidity Provider, or (y) reducing the rate of return on assets or capital of the Liquidity Provider (or such corporation or bank) and such adoption, change or compliance, as the case may be, relates to a category of claims or assets that includes the Liquidity Provider’s obligations hereunder (including funded obligations) and other similar obligations, the Borrower shall, subject to the provisions of the next paragraph, pay to the Liquidity Provider from time to time such additional amount or amounts as are necessary to compensate the Liquidity Provider for such portion of such increase or reduction as shall be reasonably allocable to the Liquidity Provider’s obligations to the Borrower hereunder. For the avoidance of doubt, the adoption of any law, rule or regulation described in clause (1) of the first sentence of this Section 3.02, and the taking of any action described in clauses (2) and (3) of such sentence, that in each case is based on Basel III, will not be treated, for purposes of determining whether the Liquidity Provider (or any corporation or bank controlling the Liquidity Provider) is entitled to compensation under this Section 3.02, as having been adopted, come into effect, been issued or been taken before the date hereof, and any such law, rule or regulation and any of the actions described in clauses (2) and (3) of such sentence that is based on Basel III shall be determined to have been adopted, come into effect, been issued or been taken only when the central bank or other legislative or administrative governmental authorities in the primary jurisdiction of the Liquidity Provider (or any corporation or bank controlling the Liquidity Provider) adopt any such law, rule or regulation or take any such actions. The Liquidity Provider agrees to use reasonable efforts (consistent with applicable legal and regulatory restrictions) to change the jurisdiction of its Facility Office if making such change would avoid the need for, or reduce the amount of, any amount payable under this Section that may thereafter accrue and would not, in the reasonable judgment of the Liquidity Provider, be otherwise materially disadvantageous to the Liquidity Provider.

The Liquidity Provider will notify the Borrower of any event occurring after the date of this Agreement that will entitle the Liquidity Provider to compensation pursuant to this Section 3.02 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, which notice shall describe in reasonable detail the calculation of the amounts owed under this Section. Determinations by the Liquidity Provider for purposes of this Section 3.02 of the effect of any increase in the amount of capital or liquid assets required to be maintained by the Liquidity Provider and of the amount allocable to the Liquidity Provider’s obligations to the Borrower hereunder shall be conclusive evidence of the amounts owed under this Section, absent manifest error.

Notwithstanding the preceding two paragraphs, the Liquidity Provider and the Subordination Agent agree that any Liquidity Provider, or permitted assignee or participant thereof, which is not a bank shall not be entitled to the benefits of the preceding two paragraphs (but without limiting the provisions of Section 7.08 hereof).

Section 3.03        Payments Free of Deductions.

[Revolving Credit Agreement (2020-1B)]

(a)          Unless required by applicable law, all payments made by the Borrower under this Agreement shall be made free and clear of, and without reduction for or on account of, any present or future stamp or other taxes, levies, imposts, duties, charges, fees, deductions, withholdings, restrictions or conditions of any nature whatsoever now or hereafter imposed on, levied, collected, withheld or assessed, excluding Excluded Taxes (such non-excluded taxes being referred to herein, collectively, as “Non-Excluded Taxes” and each, individually, as a “Non-Excluded Tax”). If any Non-Excluded Taxes are required to be withheld from any amounts payable to the Liquidity Provider under this Agreement, (i) the Borrower shall within the time prescribed therefor by applicable law pay to the appropriate governmental or taxing authority the full amount of any such Non-Excluded Taxes (and any additional Non-Excluded Taxes in respect of the additional amounts payable under clause (ii) hereof) and make such reports or returns in connection therewith at the time or times and in the manner prescribed by applicable law, and (ii) the amounts so payable to the Liquidity Provider shall be increased to the extent necessary to yield to the Liquidity Provider (after payment of all Non-Excluded Taxes) interest or any other such amounts payable under this Agreement at the rates or in the amounts specified in this Agreement. The Liquidity Provider agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Facility Office if making such change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of the Liquidity Provider, be otherwise disadvantageous to the Liquidity Provider. From time to time upon the reasonable request of the Borrower, the Liquidity Provider agrees to provide to the Borrower two original Internal Revenue Service Forms W-8BEN-E, W-8ECI or W-9, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that the Liquidity Provider is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement. Within 30 days after the date of each payment hereunder, the Borrower shall furnish to the Liquidity Provider the original or a certified copy of (or other documentary evidence of) the payment of the Non-Excluded Taxes applicable to such payment.

(b)          Unless required by applicable law, all payments (including, without limitation, Advances) made by the Liquidity Provider under this Agreement shall be made free and clear of, and without reduction for or on account of, any Taxes. If any Taxes are required to be withheld or deducted from any amounts payable to the Borrower under this Agreement, the Liquidity Provider shall (i) within the time prescribed therefor by applicable law pay to the appropriate governmental or taxing authority the full amount of any such Taxes (and any additional Taxes in respect of the additional amounts payable under clause (ii) hereof) and make such reports or returns in connection therewith at the time or times and in the manner prescribed by applicable law, and (ii) pay to the Borrower an additional amount which (after deduction of all such Taxes) will be sufficient to yield to the Borrower the full amount which would have been received by it had no such withholding or deduction been made. Within 30 days after the date of each payment hereunder, the Liquidity Provider shall furnish to the Borrower the original or a certified copy of (or other documentary evidence of) the payment of the Taxes applicable to such payment.

(c)          On or before the Class B Closing Date, the Borrower shall provide the Liquidity Provider with a fully executed Internal Revenue Service Form W-9, showing a complete exemption from U.S federal backup withholding tax. If any other exemption from, or reduction in the rate of, any Taxes required to be borne by the Liquidity Provider under Section 3.03(b) is

[Revolving Credit Agreement (2020-1B)]

reasonably available to the Borrower without providing any information regarding the holders or beneficial owners of the Certificates, the Borrower shall deliver to the Liquidity Provider such form or forms and such other evidence of the eligibility of the Borrower for such exemption or reductions (but without any requirement to provide any information regarding the holders or beneficial owners of the Certificates) as the Liquidity Provider may reasonably identify to the Borrower as being required as a condition to exemption from, or reduction in the rate of, such Taxes.

(d)          If a payment made to the Liquidity Provider or Borrower hereunder would be subject to U.S. federal withholding Tax imposed by FATCA if the Borrower or Liquidity Provider, as applicable, were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471 (b) or 1472 (b) of the U.S. Internal Revenue Code, as applicable), it shall deliver to the Borrower or the Liquidity Provider, as applicable, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or Liquidity Provider, as applicable, such documentation prescribed by applicable law (including as prescribed by Section 1471 (b)(3)(C)(i) of the U.S. Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or Liquidity Provider, as applicable, as may be necessary for the Borrower or Liquidity Provider, as applicable, to comply with its obligations under FATCA and to determine that the Liquidity Provider or Borrower has complied with the Liquidity Provider’s or Borrower’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Section 3.04        Payments. The Borrower shall make or cause to be made each payment to the Liquidity Provider under this Agreement so as to cause the same to be received by the Liquidity Provider not later than 1:00 p.m. (New York City time) on the day when due. The Borrower shall make all such payments in lawful money of the United States of America, to the Liquidity Provider in immediately available funds, by wire transfer to the account specified for the Liquidity Provider in Schedule B or to such other U.S. bank account as the Liquidity Provider may from time to time direct the Borrower in writing.

Section 3.05        Computations. All computations of interest based on the Base Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the LIBOR Rate (other than where the LIBOR Rate is determined based on the Base Rate or any Benchmark Replacement with determinations based on a year of 365 or 366 days, as the case may be) shall be made on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

Section 3.06        Payment on Non-Business Days. Whenever any payment to be made hereunder to the Liquidity Provider shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and no additional interest shall be due as a result. If any payment in respect of interest on an Advance is so deferred to the next succeeding Business Day, such deferral shall not delay the commencement of the next Interest Period for such Advance (if such Advance is a LIBOR Advance) or reduce the number of days for which interest will be payable on such Advance on the next interest payment date for such Advance.

[Revolving Credit Agreement (2020-1B)]

Section 3.07        Interest.

(a)          Subject to Section 2.09, the Borrower shall pay, or shall cause to be paid, without duplication, interest on (i) the unpaid principal amount of each Advance from and including the date of such Advance (or, in the case of an Applied Provider Advance or Applied Special Termination Advance, from and including the date on which the amount thereof was withdrawn from the Class B Cash Collateral Account relating to this Liquidity Facility to pay interest on the Class B Certificates) to but excluding the date such principal amount shall be paid in full (or, in the case of an Applied Provider Advance or Applied Special Termination Advance, the date on which the Class B Cash Collateral Account relating to this Liquidity Facility is fully replenished in respect of such Advance) and (ii) any other amount due hereunder (whether fees, commissions, expenses or other amounts or, to the extent permitted by law, installments of interest on Advances or any such other amount) which is not paid when due (whether at stated maturity, by acceleration or otherwise) from and including the due date thereof to but excluding the date such amount is paid in full, in each such case, at a fluctuating interest rate per annum for each day equal to the Applicable Liquidity Rate (as defined below) for such Advance or such other amount, as the case may be, as in effect for such day, but in no event at a rate per annum greater than the maximum rate permitted by applicable law; provided, however, that, if at any time the otherwise applicable interest rate as set forth in this Section 3.07 shall exceed the maximum rate permitted by applicable law, then any subsequent reduction in such interest rate will not reduce the rate of interest payable pursuant to this Section 3.07 below the maximum rate permitted by applicable law until the total amount of interest accrued equals the amount of interest that would have accrued if such otherwise applicable interest rate as set forth in this Section 3.07 had at all times been in effect.

(b)          Except as provided in clause (e) below, each Advance will be either a Base Rate Advance or a LIBOR Advance as provided in this Section. Each such Advance will be a Base Rate Advance for the period from the date of its Borrowing to (but excluding) the third LIBOR Business Day following the Liquidity Provider’s receipt of the Notice of Borrowing for such Advance. Thereafter, such Advance shall be a LIBOR Advance.

(c)          Each LIBOR Advance shall bear interest during each Interest Period at a rate per annum equal to the LIBOR Rate for such Interest Period plus the Applicable Margin for such LIBOR Advance, payable in arrears on the last day of such Interest Period and, in the event of the payment of principal of such LIBOR Advance on a day other than such last day, on the date of such payment (to the extent of interest accrued on the amount of principal repaid).

(d)          Each Base Rate Advance shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin for such Base Rate Advance, payable in arrears on each Regular Distribution Date and, in the event of the payment of principal of such Base Rate Advance on a day other than a Regular Distribution Date, on the date of such payment (to the extent of interest accrued on the amount of principal repaid).

(e)          Each outstanding Unapplied Non-Extension Advance, Unapplied Downgrade Advance and Unapplied Special Termination Advance shall bear interest in an amount equal to the Investment Earnings on amounts on deposit in the Class B Cash Collateral Account relating to this Liquidity Facility plus the Applicable Margin for such Unapplied Non-Extension

[Revolving Credit Agreement (2020-1B)]

Advance, Unapplied Downgrade Advance or Unapplied Special Termination Advance, as applicable, on the amount of such Unapplied Non-Extension Advance, Unapplied Downgrade Advance or Unapplied Special Termination Advance, as applicable, from time to time, payable in arrears on each Regular Distribution Date.

(f)           Each amount not paid when due hereunder (whether fees, commissions, expenses or other amounts or, to the extent permitted by applicable law, installments of interest on Advances but excluding Advances) shall bear interest at a rate per annum equal to the Base Rate plus 2.00% per annum until paid.

(g)          If at any time, the Liquidity Provider shall have determined (which determination shall be conclusive and binding upon the Borrower, absent manifest error) that, by reason of circumstances affecting the relevant interbank lending market generally (other than a Benchmark Transition Event), the LIBOR Rate determined or to be determined for the current or the immediately succeeding Interest Period will not adequately and fairly reflect the cost to the Liquidity Provider (as conclusively certified by the Liquidity Provider, absent manifest error) of making or maintaining LIBOR Advances, the Liquidity Provider shall give facsimile or telephonic notice thereof (a “Rate Determination Notice”) to the Borrower (any such telephonic notice to be promptly confirmed in writing and transmitted by telecopier to the Borrower in accordance with Section 7.02). If such notice is given, then the outstanding principal amount of the LIBOR Advances shall be converted to Base Rate Advances effective from the date of the Rate Determination Notice; provided that the Applicable Liquidity Rate in respect of such Base Rate Advances shall be increased by one percent (1.00%). The Liquidity Provider shall withdraw a Rate Determination Notice given hereunder when the Liquidity Provider determines that the circumstances giving rise to such Rate Determination Notice no longer apply to the Liquidity Provider, and the Base Rate Advances shall be converted to LIBOR Advances effective as of the first day of the next succeeding Interest Period after the date of such withdrawal.

(h)          Each change in the Base Rate shall become effective immediately. The rates of interest specified in this Section 3.07 with respect to any Advance or other amount shall be referred to as the “Applicable Liquidity Rate”.

Section 3.08        Replacement of Borrower. From time to time and subject to the successor Borrower’s meeting the eligibility requirements set forth in Section 6.9 of the Intercreditor Agreement applicable to the Subordination Agent, upon the effective date and time specified in a written and completed Notice of Replacement Subordination Agent in substantially the form of Annex VI attached hereto (a “Notice of Replacement Subordination Agent”) delivered to the Liquidity Provider by the then Borrower, the successor Borrower designated therein shall be substituted for the Borrower for all purposes hereunder.

Section 3.09        Funding Loss Indemnification. The Borrower shall pay to the Liquidity Provider, upon the request of the Liquidity Provider, such amount or amounts as shall be sufficient (in the reasonable opinion of the Liquidity Provider) to compensate it for any loss, cost, or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by the Liquidity Provider to fund or maintain any LIBOR Advance (but excluding loss of anticipated profits) incurred as a result of:

[Revolving Credit Agreement (2020-1B)]

(1)        Any repayment of a LIBOR Advance on a date other than the last day of the Interest Period for such Advance; or

(2)        Any failure by the Borrower to borrow a LIBOR Advance on the date for borrowing specified in the relevant notice under Section 2.02.

Calculation of all amounts payable to the Liquidity Provider under this Section 3.09 shall be made as though the Liquidity Provider had actually funded the related LIBOR Advance through the purchase of a LIBOR deposit bearing interest at the LIBOR Rate in an amount equal to its LIBOR Advance and having a maturity comparable to the relevant Interest Period; provided, however, that the Liquidity Provider may fund any LIBOR Advance in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 3.09.

Section 3.10        Illegality. Notwithstanding any other provision in this Agreement, if any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Liquidity Provider (or its Facility Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Liquidity Provider (or its Facility Office) to maintain or fund its LIBOR Advances, then upon notice to the Borrower by the Liquidity Provider, the outstanding principal amount of the LIBOR Advances shall be converted to Base Rate Advances (a) immediately upon demand of the Liquidity Provider, if such change or compliance with such request, in the judgment of the Liquidity Provider, requires immediate repayment; or (b) at the expiration of the last Interest Period to expire before the effective date of any such change or request. The Liquidity Provider agrees to use reasonable efforts (consistent with applicable legal and regulatory restrictions) to change the jurisdiction of its Facility Office if making such change would avoid or cure the aforesaid illegality and would not, in the reasonable judgment of the Liquidity Provider, be otherwise disadvantageous to the Liquidity Provider.

article IV

CONDITIONS PRECEDENT

Section 4.01        Conditions Precedent to Effectiveness of Section 2.01. Section 2.01 of this Agreement shall become effective on and as of the first date (the “Effective Date”) on which the following conditions precedent have been satisfied or waived:

(a)          The Liquidity Provider shall have received each of the following, and in the case of each document delivered pursuant to paragraphs (i), (ii) and (iii), each in form and substance satisfactory to the Liquidity Provider:

(i)          This Agreement duly executed on behalf of the Borrower and the Fee Letter applicable to this Agreement duly executed on behalf of the Borrower and United;

[Revolving Credit Agreement (2020-1B)]

(ii)         The Intercreditor Agreement duly executed on behalf of each of the parties thereto (other than the Liquidity Provider);

(iii)        Fully executed copies of each of the Operative Agreements executed and delivered on or before the Class B Closing Date (other than this Agreement, the Fee Letter applicable to this Agreement and the Intercreditor Agreement);

(iv)       A copy of the Prospectus Supplement and specimen copies of the Class B Certificates;

(v)        An executed copy of each document, instrument, certificate and opinion delivered on or before the Class B Closing Date pursuant to the Class B Trust Agreement, the Note Purchase Agreement, the Intercreditor Agreement and the other Operative Agreements (in the case of each such opinion delivered in connection with the issuance and sale of the Class B Certificates, other than the opinion of counsel for the Class B Underwriters, either addressed to the Liquidity Provider or accompanied by a letter from the counsel rendering such opinion to the effect that the Liquidity Provider is entitled to rely on such opinion as of its date as if it were addressed to the Liquidity Provider);

(vi)       Evidence that there shall have been made and shall be in full force and effect, all filings, recordings and/or registrations, and there shall have been given or taken any notice or other similar action as may be reasonably necessary or, to the extent reasonably requested by the Liquidity Provider, reasonably advisable, in order to establish, perfect, protect and preserve the right, title and interest, remedies, powers, privileges, liens and security interests of, or for the benefit of, the Trustees, the Borrower and the Liquidity Provider created by the Operative Agreements executed and delivered on or before the Class B Closing Date;

(vii)      An agreement from United, pursuant to which (i) United agrees to provide to the Liquidity Provider (A) within 90 days after the end of each of the first three fiscal quarters in each fiscal year of United, a consolidated balance sheet of United as of the end of such quarter and related statements of income and cash flows for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, prepared in accordance with GAAP; provided, that so long as United is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, a copy of United’s report on Form 10-Q for such fiscal quarter (excluding exhibits) or a written notice of United that such report has been filed with the Securities and Exchange Commission, providing a website address at which such report may be accessed and confirming that the report accessible at such website address conforms to the original report filed with the Securities and Exchange Commission will satisfy this subclause (A), and (B) within 120 days after the end of each fiscal year of United, a consolidated balance sheet of United as of the end of such fiscal year and related statements of income and cash flows of United for such fiscal year, in comparative form with the preceding fiscal year, prepared in accordance with GAAP, together with a report of United’s independent certified public accountants with respect to their audit of such financial statements; provided, that so long as United is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, a copy of United’s report on Form 10-K for such fiscal year (excluding exhibits) or a written notice of United that such report has been filed with

[Revolving Credit Agreement (2020-1B)]

the Securities and Exchange Commission, providing a website address at which such report may be accessed and confirming that the report accessible at such website address conforms to the original report filed with the Securities and Exchange Commission will satisfy this subclause (B), and (ii) United agrees to allow the Liquidity Provider to inspect United’s books and records regarding such transactions, and to discuss such transactions with officers and employees of United;

(viii)      Legal opinions from (a) Morris James LLP, special counsel to the Borrower, and (b) Hughes Hubbard & Reed LLP, special counsel to United, each in form and substance reasonably satisfactory to the Liquidity Provider; and

(ix)        Such other documents, instruments, opinions and approvals pertaining to the transactions contemplated hereby or by the other Operative Agreements as the Liquidity Provider shall have reasonably requested, including, without limitation, such documentation as the Liquidity Provider may require to satisfy its “know your customer” policies.

(b)          The following statement shall be true on and as of the Effective Date: no event has occurred and is continuing, or would result from the entering into of this Agreement or the making of any Advance, which constitutes a Liquidity Event of Default.

(c)          The Liquidity Provider shall have received payment in full of all fees and other sums required to be paid to or for the account of the Liquidity Provider on or prior to the Effective Date.

(d)          All conditions precedent to the issuance of the Class B Certificates under the Class B Trust Agreement shall have been satisfied or waived, all conditions precedent to the effectiveness of each other Liquidity Facility in respect of the Class B Certificates shall have been concurrently satisfied or waived and all conditions precedent to the purchase of the Class B Certificates by the Class B Underwriters under the Class B Underwriting Agreement shall have been satisfied or waived.

(e)          The Borrower shall have received a certificate, dated the date hereof, signed by a duly authorized representative of the Liquidity Provider, certifying that all conditions precedent to the effectiveness of Section 2.01 have been satisfied or waived.

Section 4.02        Conditions Precedent to Borrowing. The obligation of the Liquidity Provider to make an Advance on the occasion of each Borrowing shall be subject to the conditions precedent that the Effective Date shall have occurred and, on or prior to the date of such Borrowing, the Borrower shall have delivered a Notice of Borrowing which conforms to the terms and conditions of this Agreement and has been completed as may be required by the relevant form of the Notice of Borrowing for the type of Advance requested.

Section 4.03        Representations and Warranties. The representations and warranties of the Borrower as Subordination Agent in Section 5.2 of the Note Purchase Agreement shall be deemed to be incorporated into this Agreement as if set out in full herein and as if such representations and warranties were made by the Borrower to the Liquidity Provider.

[Revolving Credit Agreement (2020-1B)]

article V

COVENANTS

Section 5.01        Affirmative Covenants of the Borrower. So long as any Advance shall remain unpaid or the Liquidity Provider shall have any Maximum Commitment hereunder or the Borrower shall have any obligation to pay any amount to the Liquidity Provider hereunder, the Borrower will, unless the Liquidity Provider shall otherwise consent in writing:

(a)          Performance of this and Other Agreements. Punctually pay or cause to be paid all amounts payable by it under this Agreement and the other Operative Agreements and observe and perform in all material respects the conditions, covenants and requirements applicable to it contained in this Agreement and the other Operative Agreements.

(b)          Reporting Requirements. Furnish to the Liquidity Provider with reasonable promptness, such information and data with respect to the transactions contemplated by the Operative Agreements as from time to time may be reasonably requested by the Liquidity Provider; and permit the Liquidity Provider, upon reasonable notice, to inspect the Borrower’s books and records with respect to such transactions and to meet with officers and employees of the Borrower to discuss such transactions.

(c)          Certain Operative Agreements. Furnish to the Liquidity Provider with reasonable promptness, such Operative Agreements entered into after the date hereof as from time to time may be reasonably requested by the Liquidity Provider.

Section 5.02        Negative Covenants of the Borrower. So long as any Advance shall remain unpaid or the Liquidity Provider shall have any Maximum Commitment hereunder or the Borrower shall have any obligation to pay any amount to the Liquidity Provider hereunder, the Borrower will not appoint or permit or suffer to be appointed any successor Borrower without the prior written consent of the Liquidity Provider, which consent shall not be unreasonably withheld or delayed.

article VI

LIQUIDITY EVENTS OF DEFAULT AND SPECIAL TERMINATION

Section 6.01        Liquidity Events of Default. If (a) any Liquidity Event of Default has occurred and is continuing and (b) there is a Performing Note Deficiency, the Liquidity Provider may, in its discretion, deliver to the Borrower a Termination Notice, the effect of which shall be to cause (i) the obligation of the Liquidity Provider to make Advances hereunder to expire on the fifth Business Day after the date on which such Termination Notice is received by the Borrower, (ii) the Borrower to promptly request, and the Liquidity Provider to promptly make, a Final Advance in accordance with Section 2.02(d) hereof and Section 3.5(i) of the Intercreditor Agreement, (iii) all other outstanding Advances to be automatically converted into Final Advances for purposes of determining the Applicable Liquidity Rate for interest payable thereon, and (iv) subject to Sections 2.07 and 2.09 hereof, all Advances (including, without limitation, any Provider Advance and Applied Provider Advance), any accrued interest thereon and any

[Revolving Credit Agreement (2020-1B)]

other amounts outstanding hereunder to become immediately due and payable to the Liquidity Provider.

Section 6.02        Special Termination. If the aggregate Pool Balance of the Class B Certificates is greater than the aggregate outstanding principal amount of the Series B Equipment Note (other than any portion of the Series B Equipment Note previously sold or with respect to which the collateral securing the Series B Equipment Note has been disposed of) at any time during the 18 month period prior to January 15, 2026, the Liquidity Provider may, in its discretion, deliver to the Borrower a Special Termination Notice, the effect of which shall be to cause (i) the obligation of the Liquidity Provider to make Advances hereunder to expire on the fifth Business Day after the date on which such Special Termination Notice is received by the Borrower, (ii) the Borrower to promptly request, and the Liquidity Provider to promptly make, a Special Termination Advance in accordance with Section 2.02(g) and Section 3.5(m) of the Intercreditor Agreement, and (iii) subject to Sections 2.07 and 2.09, all Advances (including, without limitation, any Provider Advance and Applied Provider Advance), any accrued interest thereon and any other amounts outstanding hereunder to become immediately due and payable to the Liquidity Provider.

article VII

MISCELLANEOUS

Section 7.01        Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Liquidity Provider, and, in the case of an amendment or of a waiver by the Borrower, the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 7.02        Notices, Etc. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telecopier and mailed or delivered or sent by telecopier) addressed to the applicable party at its address specified on Schedule B or to such other address as shall be designated by such Person in a written notice to the others. The Borrower shall give all Notices of Borrowing via telecopier; provided, that, in the event of a transmission failure, the Borrower shall use reasonable efforts to deliver the applicable Notice of Borrowing to the Liquidity Provider on the same Business Day using such other means as may be reasonably deemed necessary by the Borrower. All such notices and communications shall be effective (i) if given by telecopier, when transmitted to the telecopier number specified above, (ii) if given by mail, five Business Days after being deposited in the mails addressed as specified above, and (iii) if given by other means, when delivered at the address specified above, except that written notices to the Liquidity Provider pursuant to the provisions of Article II and Article III hereof shall not be effective until received by the Liquidity Provider. A copy of all notices delivered hereunder to either party shall in addition be delivered to each of the parties to the Note Purchase Agreement at their respective addresses set forth therein.

[Revolving Credit Agreement (2020-1B)]

Section 7.03        No Waiver; Remedies. No failure on the part of the Liquidity Provider to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 7.04        Further Assurances. The Borrower agrees to do such further acts and things and to execute and deliver to the Liquidity Provider such additional assignments, agreements, powers and instruments as the Liquidity Provider may reasonably require or deem advisable to carry into effect the purposes of this Agreement and the other Operative Agreements or to better assure and confirm unto the Liquidity Provider its rights, powers and remedies hereunder and under the other Operative Agreements.

Section 7.05        Indemnification; Survival of Certain Provisions. The Liquidity Provider shall be indemnified hereunder to the extent and in the manner described in Section 8.1 of the Note Purchase Agreement. In addition, the Borrower agrees to indemnify, protect, defend and hold harmless the Liquidity Provider from, against and in respect of, and shall pay on demand, all Expenses of any kind or nature whatsoever (other than any Expenses of the nature described in Section 3.01, 3.02 or 7.07 hereof or in the Fee Letter applicable to this Agreement (regardless of whether indemnified against pursuant to said Sections or in such Fee Letter)), that may be imposed, incurred by or asserted against any Liquidity Indemnitee, in any way relating to, resulting from, or arising out of or in connection with any action, suit or proceeding by any third party against such Liquidity Indemnitee and relating to this Agreement, the Fee Letter applicable to this Agreement, the Intercreditor Agreement or any Financing Agreement; provided, however, that the Borrower shall not be required to indemnify, protect, defend and hold harmless any Liquidity Indemnitee in respect of any Expense of such Liquidity Indemnitee to the extent such Expense is (i) attributable to the gross negligence or willful misconduct of such Liquidity Indemnitee or any other Liquidity Indemnitee, (ii) ordinary and usual operating overhead expense, or (iii) attributable to the failure by such Liquidity Indemnitee or any other Liquidity Indemnitee to perform or observe any agreement, covenant or condition on its part to be performed or observed in this Agreement, the Intercreditor Agreement, the Fee Letter applicable to this Agreement or any other Operative Agreement to which it is a party. The indemnities contained in Section 8.1 of the Note Purchase Agreement, and the provisions of Sections 3.01, 3.02, 3.03, 3.09, 7.05 and 7.07 hereof, shall survive the termination of this Agreement.

Section 7.06        Liability of the Liquidity Provider.

(a)          Neither the Liquidity Provider nor any of its officers, employees, directors or Affiliates shall be liable or responsible for: (i) the use which may be made of the Advances or any acts or omissions of the Borrower or any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; or (iii) the making of Advances by the Liquidity Provider against delivery of a Notice of Borrowing and other documents which do not comply with the terms hereof; provided, however, that the Borrower shall have a claim against the Liquidity Provider, and the Liquidity Provider shall be liable to the Borrower, to the extent of any damages suffered by the Borrower which were the result of (A) the Liquidity Provider’s willful misconduct or gross negligence in

[Revolving Credit Agreement (2020-1B)]

determining whether documents presented hereunder comply with the terms hereof, or (B) any breach by the Liquidity Provider of any of the terms of this Agreement, including, but not limited to, the Liquidity Provider’s failure to make lawful payment hereunder after the delivery to it by the Borrower of a Notice of Borrowing strictly complying with the terms and conditions hereof. In no event, however, shall the Liquidity Provider be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings).

(b)          Neither the Liquidity Provider nor any of its officers, employees, directors or Affiliates shall be liable or responsible in any respect for (i) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with this Agreement or any Notice of Borrowing delivered hereunder, or (ii) any action, inaction or omission which may be taken by it in good faith, absent willful misconduct or gross negligence (in which event the extent of the Liquidity Provider’s potential liability to the Borrower shall be limited as set forth in the immediately preceding paragraph), in connection with this Agreement or any Notice of Borrowing.

Section 7.07        Costs, Expenses and Taxes. The Borrower agrees, subject to the Fee Letter to the extent applicable, to pay, or cause to be paid (A) on the Effective Date and on such later date or dates on which the Liquidity Provider shall make demand, all reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of outside counsel for the Liquidity Provider) of the Liquidity Provider in connection with the preparation, negotiation, execution, delivery, filing and recording of this Agreement, any other Operative Agreement and any other documents which may be delivered in connection with this Agreement and (B) on demand, all reasonable costs and expenses (including reasonable counsel fees and expenses) of the Liquidity Provider in connection with (i) the enforcement of this Agreement or any other Operative Agreement, (ii) the modification or amendment of, or supplement to, this Agreement or any other Operative Agreement or such other documents which may be delivered in connection herewith or therewith (whether or not the same shall become effective) or any waiver or consent thereunder (whether or not the same shall be effective), (iii) the replacement of this Agreement by a Replacement Liquidity Facility pursuant to Section 3.5(e)(i) of the Intercreditor Agreement or (iv) any action or proceeding relating to any order, injunction, or other process or decree restraining or seeking to restrain the Liquidity Provider from paying any amount under this Agreement, the Intercreditor Agreement or any other Operative Agreement or otherwise affecting the application of funds in the Class B Cash Collateral Account relating to this Liquidity Facility. In addition, the Borrower shall pay any and all recording, stamp and other similar taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, any other Operative Agreement and such other documents, and agrees to hold the Liquidity Provider harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees. Notwithstanding the foregoing, any obligation of the Borrower (or United) to reimburse or pay fees of counsel for the Liquidity Provider (pursuant to this Section 7.07 or any other applicable provision of the Operative Agreements) shall be based on (and limited to) one counsel for all “Liquidity Providers” for the Class B Certificates (and, (i) in the case of any conflict of interest (excluding for avoidance of doubt any conflicts, and any reimbursement for legal fees, attributable to transfers between, or separate agreements or claims between or among, any such “Liquidity Providers”), up to one additional counsel for all

[Revolving Credit Agreement (2020-1B)]

affected “Liquidity Providers”, and (ii) one Federal Aviation Administration counsel and/or local counsel in any relevant jurisdiction) as selected by the applicable such “Liquidity Provider” (as among the relevant such “Liquidity Providers” so having the right to select such counsel) having the highest outstanding aggregate amount of Liquidity Obligations (taking into account all Liquidity Facilities for Class B Certificates) or as may otherwise be agreed as among such “Liquidity Providers” in respect of such selection.

Section 7.08        Binding Effect; Participations; Assignments.

(a)          This Agreement shall be binding upon and inure to the benefit of the Borrower and the Liquidity Provider and their respective successors and assigns, except that neither the Liquidity Provider (except as otherwise provided in this Section 7.08 and in Section 3.5(l) of the Intercreditor Agreement) nor (except as contemplated by Section 3.08) the Borrower shall have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of the other party, subject to the requirements of Section 7.08(b). The Liquidity Provider may grant participations herein or in any of its rights hereunder (including, without limitation, funded participations and participations in rights to receive interest payments hereunder) and under the other Operative Agreements to such Persons (other than United and its Affiliates) as the Liquidity Provider may in its sole discretion select, subject to the requirements of Section 7.08(b). No such granting of participations by the Liquidity Provider, however, will relieve the Liquidity Provider of its obligations hereunder. In connection with any participation or any proposed participation, the Liquidity Provider may disclose to the participant or the proposed participant any information that the Borrower is required to deliver or to disclose to the Liquidity Provider pursuant to this Agreement. The Borrower acknowledges and agrees that the Liquidity Provider’s source of funds may derive in part from its participants. Accordingly, references in this Agreement and the other Operative Agreements to determinations, reserve, capital adequacy and liquidity coverage requirements, increased costs, reduced receipts, additional amounts due pursuant to Section 3.03 and the like as they pertain to the Liquidity Provider shall be deemed also to include those of each of its participants that are banks (subject, in each case, to the maximum amount that would have been incurred by or attributable to the Liquidity Provider directly if the Liquidity Provider, rather than the participant, had held the interest participated).

(b)          If the Liquidity Provider sells any participation in this Agreement pursuant to subsection (a) above to any bank or other entity (each, a “Transferee”), then, concurrently with the effectiveness of such participation, the Transferee shall (i) represent to the Liquidity Provider (for the benefit of the Liquidity Provider and the Borrower) either (A) that it is incorporated under the laws of the United States or a state thereof or (B) that under applicable law and treaties, no taxes will be required to be withheld with respect to any payments to be made to such Transferee in respect of this Agreement, (ii) furnish to the Liquidity Provider and the Borrower either (x) if it is incorporated under the laws of the United States or a state thereof, a Form W-9 or (y) if it is not so incorporated, two copies of a properly completed United States Internal Revenue Service Form W-8ECI, or Form W-8BEN-E, as appropriate, or other applicable form, certificate or document prescribed by the Internal Revenue Service certifying, in each case, such Transferee’s entitlement to a complete exemption from United States federal withholding tax in respect to any and all payments to be made hereunder, and (iii) agree (for the benefit of the Liquidity Provider and the Borrower) to provide the Liquidity Provider and the Borrower a new

[Revolving Credit Agreement (2020-1B)]

Form W-8ECI, Form W-8BEN-E or Form W-9, as appropriate, (A) on or before the date that any such form expires or becomes obsolete or (B) after the occurrence of any event requiring a change in the most recent form previously delivered by it and prior to the immediately following due date of any payment by the Borrower hereunder, certifying in the case of a Form W-8ECI, Form W-8BEN-E or Form W-9 that such Transferee is entitled to a complete exemption from United States federal withholding tax on payments under this Agreement. Unless the Borrower has received forms or other documents reasonably satisfactory to it (and required by applicable law) indicating that payments hereunder are not subject to United States federal withholding tax, the Borrower will withhold taxes as required by law from such payments at the applicable statutory rate.

(c)          Notwithstanding the other provisions of this Section 7.08, the Liquidity Provider may assign and pledge all or any portion of the Advances owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Advances made by the Borrower to the Liquidity Provider in accordance with the terms of this Agreement shall satisfy the Borrower’s obligations hereunder in respect of such assigned Advance to the extent of such payment. No such assignment shall release the Liquidity Provider from its obligations hereunder.

Section 7.09        Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

Section 7.10        GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 7.11        Submission to Jurisdiction; Waiver of Jury Trial; Waiver of Immunity.

(a)          Each of the parties hereto hereby irrevocably and unconditionally:

(i)          submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Operative Agreement, or for recognition and enforcement of any judgment in respect hereof or thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts from any thereof;

(ii)         consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

[Revolving Credit Agreement (2020-1B)]

(iii)        agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to each party hereto at its address set forth in Section 7.02 hereof, or at such other address of which the Liquidity Provider shall have been notified pursuant thereto; and

(iv)        agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

(b)          THE BORROWER AND THE LIQUIDITY PROVIDER EACH HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The Borrower and the Liquidity Provider each warrant and represent that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with such legal counsel. THIS WAIVER IS IRREVOCABLE, AND CANNOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

(c)          To the extent that the Liquidity Provider or any of its properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, and whether under the United States Foreign Sovereign Immunities Act of 1976 (or any successor legislation) or otherwise, from any legal proceedings, whether in the United States or elsewhere, to enforce or collect upon this Agreement, including, without limitation, immunity from suit or service of process, immunity from jurisdiction or judgment of any court or tribunal or execution of a judgment, or immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, the Liquidity Provider hereby irrevocably and expressly waives any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United States or elsewhere.

Section 7.12        Execution in Counterparts; Electronic Transmission; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement and the Fee Letter shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Revolving Credit Agreement (2020-1B)]

Section 7.13        Entirety. This Agreement, the Intercreditor Agreement and the other Operative Agreements to which the Liquidity Provider is a party constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior understandings and agreements of such parties.

Section 7.14        Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 7.15        [Reserved].

Section 7.16        LIQUIDITY PROVIDER’S OBLIGATION TO MAKE ADVANCES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE OBLIGATIONS OF THE LIQUIDITY PROVIDER TO MAKE ADVANCES HEREUNDER, AND THE BORROWER’S RIGHTS TO DELIVER NOTICES OF BORROWING REQUESTING THE MAKING OF ADVANCES HEREUNDER, SHALL BE UNCONDITIONAL AND IRREVOCABLE, AND SHALL BE PAID OR PERFORMED, IN EACH CASE STRICTLY IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

Section 7.17        Patriot Act. In compliance with the USA Patriot Act and 31 CFR Part 103.121 and, in the case of a non-U.S. entity, any other similar requirements of the relevant foreign jurisdiction, when requested the Borrower shall provide to the Liquidity Provider certain information relating to the Borrower that the Liquidity Provider may be required to obtain and keep on file, including the Borrower’s name, address and various identifying documents.

Section 7.18        [Reserved].

Section 7.19        Acknowledgement and Consent to Bail-In of Affected Institutions. Notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under this Agreement, to the extent such liability is unsecured, may be subject to Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)          the effects of any Bail-In Action on any such liability, including, if applicable:

(i)          a reduction, in full or in part, of any such liability;

(ii)         a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement; or

[Revolving Credit Agreement (2020-1B)]

(iii)            the variation of the terms of such liability in connection with the exercise of Write-Down and Conversion Powers of any applicable Resolution Authority.

[Revolving Credit Agreement (2020-1B)]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first set forth above.

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Subordination Agent, as agent and trustee for the Class B Trust, as Borrower

By:	/s/ Chad May
	Name:	Chad May
	Title:	Vice President

CITIBANK, N.A.
as Liquidity Provider

By:	/s/ Joseph Shanahan
Name: Joseph Shanahan
Title: Vice President

[Revolving Credit Agreement (2020-1B)]

SCHEDULE A

to

Revolving Credit Agreement

CERTAIN ECONOMIC TERMS

1.       Applicable Margin (Unpaid Advance (including, without limitation, any Applied Special Termination Advance but excluding any Unapplied Special Termination Advance)/Applied Provider Advance): 3.75% per annum.

2.       Initial Expiry Date: February 1, 2022.

3.       Initial Maximum Commitment: $14,193,562.50

4.       Prospectus Supplement date: January 25, 2021.

SCHEDULE A

[Revolving Credit Agreement (2020-1B)]

SCHEDULE B

to

Revolving Credit Agreement

ADMINISTRATION DETAILS

Borrower:	WILMINGTON TRUST, NATIONAL ASSOCIATION

Address:	1100 North Market Square
Wilmington, Delaware 19890-1605
Attention: Corporate Capital Market Services
Telephone: (302) 636-6296
Telecopy: (302) 636-4140

Liquidity Provider:	CITIBANK, N.A.

388 Greenwich Street, 32nd Floor

New York, NY 10013

Attention: Meghan O’Connor

Telephone: +1 212-816-8557

Email: meghan.oconnor@citi.com

Attention: Justin Green

Telephone: +1 212-816-6744

Email: justin.a.green@citi.com

Bank:	Citibank, N.A.
ABA# Number:	021-000-089
Account Number:	4078-4524
Reference:	United 2020-1B EETC

SCHEDULE B

[Revolving Credit Agreement (2020-1B)]

Annex I

to

Revolving Credit Agreement

INTEREST ADVANCE NOTICE OF BORROWING

The undersigned, a duly authorized signatory of the undersigned borrower (the “Borrower”), hereby certifies to Citibank, N.A. (the “Liquidity Provider”), with reference to the Revolving Credit Agreement (2020-1B) dated as of February 1, 2021, between the Borrower and the Liquidity Provider (the “Liquidity Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

(1)       The Borrower is the Subordination Agent under the Intercreditor Agreement.

(2)       The Borrower is delivering this Notice of Borrowing for the making of an Interest Advance by the Liquidity Provider to be used, subject to clause (3)(v) below, for the payment of interest on the Class B Certificates which was payable on ____________, ____ (the “Distribution Date”) in accordance with the terms and provisions of the Class B Trust Agreement and the Class B Certificates, which Advance is requested to be made on [____________, ____]1. The Interest Advance should be transferred to [name of bank/wire instructions/ABA number] in favor of account number [ ], reference [      ].

(3)       The amount of the Interest Advance requested hereby (i) is $[_____________], to be applied in respect of the payment of the interest which was due and payable on the Class B Certificates on the Distribution Date, (ii) does not include any amount with respect to the payment of principal of, or premium on, the Class B Certificates, or principal of, or interest or premium on, the Class A Certificates or any Additional Certificates, (iii) was computed in accordance with the provisions of the Class B Certificates, the Liquidity Agreement, the Class B Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I), (iv) does not exceed the Maximum Available Commitment on the date hereof and (v) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing.

(4)       Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will apply the same in accordance with the terms of Section 3.5(b) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, the making of the Interest Advance as requested by this Notice of Borrowing shall automatically

1 If a Notice of Borrowing will be delivered prior to 1:00 p.m. (New York City time) on a Business Day, insert the date of the Notice of Borrowing. If a Notice of Borrowing will be delivered after 1:00 p.m. (New York City time) on a Business Day or on a day that is not a Business Day, insert the first Business Day after the date of the Notice of Borrowing.

ANNEX I

[Revolving Credit Agreement (2020-1B)]

reduce, subject to reinstatement in accordance with the terms of the Liquidity Agreement, the Maximum Available Commitment by an amount equal to the amount of the Interest Advance requested to be made hereby as set forth in clause (i) of paragraph (3) of this Notice of Borrowing and such reduction shall automatically result in corresponding reductions in the amounts available to be borrowed pursuant to a subsequent Advance.

ANNEX I

[Revolving Credit Agreement (2020-1B)]

IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the ____ day of _________, ____.

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Subordination Agent, as Borrower

By:
Name:
Title:

ANNEX I

[Revolving Credit Agreement (2020-1B)]

SCHEDULE I

TO

INTEREST ADVANCE NOTICE OF BORROWING

[Insert copy of computations in accordance with Interest Advance Notice of Borrowing]

ANNEX I

[Revolving Credit Agreement (2020-1B)]

Annex II

to

Revolving Credit Agreement

NON-EXTENSION ADVANCE NOTICE OF BORROWING

The undersigned, a duly authorized signatory of the undersigned borrower (the “Borrower”), hereby certifies to Citibank, N.A. (the “Liquidity Provider”), with reference to the Revolving Credit Agreement (2020-1B) dated as of February 1, 2021, between the Borrower and the Liquidity Provider (the “Liquidity Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

(1)       The Borrower is the Subordination Agent under the Intercreditor Agreement.

(2)       The Borrower is delivering this Notice of Borrowing for the making of the Non-Extension Advance by the Liquidity Provider to be used for the funding of the Class B Cash Collateral Account relating to this Liquidity Facility in accordance with Section 3.5(d) of the Intercreditor Agreement, which Advance is requested to be made on [__________, ____]2. The Non-Extension Advance should be transferred to [name of bank/wire instructions/ABA number] in favor of account number [ ], reference [ ].

(3)       The amount of the Non-Extension Advance requested hereby (i) is $_______________.__, which equals the Maximum Available Commitment on the date hereof and is to be applied in respect of the funding of the Class B Cash Collateral Account relating to this Liquidity Facility in accordance with Section 3.5(d) of the Intercreditor Agreement, (ii) does not include any amount with respect to the payment of the principal of, or premium on, the Class B Certificates, or principal of, or interest or premium on, the Class A Certificates or any Additional Certificates, (iii) was computed in accordance with the provisions of the Class B Certificates, the Liquidity Agreement, the Class B Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I), and (iv) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing under the Liquidity Agreement.

(4)       Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will deposit such amount in the Class B Cash Collateral Account relating to this Liquidity Facility and apply the same in accordance with the terms of Section 3.5(d) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

2 If a Notice of Borrowing will be delivered prior to 1:00 p.m. (New York City time) on a Business Day, insert the date of the Notice of Borrowing. If a Notice of Borrowing will be delivered after 1:00 p.m. (New York City time) on a Business Day or on a day that is not a Business Day, insert the first Business Day after the date of the Notice of Borrowing.

ANNEX II

[Revolving Credit Agreement (2020-1B)]

The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, (A) the making of the Non-Extension Advance as requested by this Notice of Borrowing shall automatically and irrevocably terminate the obligation of the Liquidity Provider to make further Advances under the Liquidity Agreement; and (B) following the making by the Liquidity Provider of the Non-Extension Advance requested by this Notice of Borrowing, the Borrower shall not be entitled to request any further Advances under the Liquidity Agreement.

ANNEX II

[Revolving Credit Agreement (2020-1B)]

IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the ____ day of _________, ____.

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Subordination Agent, as Borrower

By:
Name:
Title:

ANNEX II Page 3

[Revolving Credit Agreement (2020-1B)]

SCHEDULE I

TO

NON-EXTENSION ADVANCE NOTICE OF BORROWING

[Insert copy of computations in accordance with Non-Extension Advance Notice of Borrowing]

ANNEX II Page 4

[Revolving Credit Agreement (2020-1B)]

Annex III

to

Revolving Credit Agreement

DOWNGRADE ADVANCE NOTICE OF BORROWING

The undersigned, a duly authorized signatory of the undersigned borrower (the “Borrower”), hereby certifies to Citibank, N.A. (the “Liquidity Provider”), with reference to the Revolving Credit Agreement (2020-1B) dated as of February 1, 2021, between the Borrower and the Liquidity Provider (the “Liquidity Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

(1)       The Borrower is the Subordination Agent under the Intercreditor Agreement.

(2)       The Borrower is delivering this Notice of Borrowing for the making of the Downgrade Advance by the Liquidity Provider to be used for the funding of the Class B Cash Collateral Account relating to this Liquidity Facility in accordance with Section 3.5(c) of the Intercreditor Agreement by reason of the occurrence of a Downgrade Event, which Advance is requested to be made on [__________, ____]3. The Downgrade Advance should be transferred to [name of bank/wire instructions/ABA number] in favor of account number [       ], reference [       ].

(3)       The amount of the Downgrade Advance requested hereby (i) is $_______________.__, which equals the Maximum Available Commitment on the date hereof and is to be applied in respect of the funding of the Class B Cash Collateral Account relating to this Liquidity Facility in accordance with Section 3.5(c) of the Intercreditor Agreement, (ii) does not include any amount with respect to the payment of the principal of, or premium on, the Class B Certificates, or principal of, or interest or premium on, the Class A Certificates or any Additional Certificates, (iii) was computed in accordance with the provisions of the Class B Certificates, the Liquidity Agreement, the Class B Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I), and (iv) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing under the Liquidity Agreement.

(4)       Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will deposit such amount in the Class B Cash Collateral Account relating to this Liquidity Facility and apply the same in accordance with the terms of Section 3.5(c) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

3 If a Notice of Borrowing will be delivered prior to 1:00 p.m. (New York City time) on a Business Day, insert the date of the Notice of Borrowing. If a Notice of Borrowing will be delivered after 1:00 p.m. (New York City time) on a Business Day or on a day that is not a Business Day, insert the first Business Day after the date of the Notice of Borrowing.

ANNEX III

[Revolving Credit Agreement (2020-1B)]

The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, (A) the making of the Downgrade Advance as requested by this Notice of Borrowing shall automatically and irrevocably terminate the obligation of the Liquidity Provider to make further Advances under the Liquidity Agreement; and (B) following the making by the Liquidity Provider of the Downgrade Advance requested by this Notice of Borrowing, the Borrower shall not be entitled to request any further Advances under the Liquidity Agreement, except in each case to the extent that the Maximum Commitment is reinstated pursuant to Section 2.06(d) of the Liquidity Agreement.

ANNEX III

[Revolving Credit Agreement (2020-1B)]

IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the ____ day of _________, ____.

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Subordination Agent, as Borrower

By:
Name:
Title:

ANNEX III

[Revolving Credit Agreement (2020-1B)]

SCHEDULE I

TO

DOWNGRADE ADVANCE NOTICE OF BORROWING

[Insert copy of computations in accordance with Downgrade Advance Notice of Borrowing]

ANNEX III

[Revolving Credit Agreement (2020-1B)]

Annex IV

to

Revolving Credit Agreement

FINAL ADVANCE NOTICE OF BORROWING

The undersigned, a duly authorized signatory of the undersigned borrower (the “Borrower”), hereby certifies to Citibank, N.A. (the “Liquidity Provider”), with reference to the Revolving Credit Agreement (2020-1B) dated as of February 1, 2021, between the Borrower and the Liquidity Provider (the “Liquidity Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

(1)       The Borrower is the Subordination Agent under the Intercreditor Agreement.

(2)       The Borrower is delivering this Notice of Borrowing for the making of the Final Advance by the Liquidity Provider to be used for the funding of the Class B Cash Collateral Account relating to this Liquidity Facility in accordance with Section 3.5(i) of the Intercreditor Agreement by reason of the receipt by the Borrower of a Termination Notice from the Liquidity Provider with respect to the Liquidity Agreement, which Advance is requested to be made on [____________, ____]4. The Final Advance should be transferred to [name of bank/wire instructions/ABA number] in favor of account number [     ], reference [       ].

(3)       The amount of the Final Advance requested hereby (i) is $_________________.__, which equals the Maximum Available Commitment on the date hereof and is to be applied in respect of the funding of the Class B Cash Collateral Account relating to this Liquidity Facility in accordance with Section 3.5(i) of the Intercreditor Agreement, (ii) does not include any amount with respect to the payment of principal of, or premium on, the Class B Certificates, or principal of, or interest or premium on, the Class A Certificates or any Additional Certificates, (iii) was computed in accordance with the provisions of the Class B Certificates, the Liquidity Agreement, the Class B Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I), and (iv) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing.

(4)       Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will deposit such amount in the Class B Cash Collateral Account relating to this Liquidity Facility and apply the same in accordance with the terms of Section 3.5(i) of the Intercreditor Agreement, (b) no portion of such amount

4 If a Notice of Borrowing will be delivered prior to 1:00 p.m. (New York City time) on a Business Day, insert the date of the Notice of Borrowing. If a Notice of Borrowing will be delivered after 1:00 p.m. (New York City time) on a Business Day or on a day that is not a Business Day, insert the first Business Day after the date of the Notice of Borrowing.

ANNEX IV

[Revolving Credit Agreement (2020-1B)]

shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

(5)       The Borrower hereby requests that the Advance requested hereby be a Base Rate Advance and that such Base Rate Advance be converted into a LIBOR Advance on the third Business Day following your receipt of this notice.

The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, (A) the making of the Final Advance as requested by this Notice of Borrowing shall automatically and irrevocably terminate the obligation of the Liquidity Provider to make further Advances under the Liquidity Agreement; and (B) following the making by the Liquidity Provider of the Final Advance requested by this Notice of Borrowing, the Borrower shall not be entitled to request any further Advances under the Liquidity Agreement.

ANNEX IV

[Revolving Credit Agreement (2020-1B)]

IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the ____ day of _________, ____.

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Subordination Agent, as Borrower

By:
Name:
Title:

ANNEX IV

[Revolving Credit Agreement (2020-1B)]

SCHEDULE I

TO

FINAL ADVANCE NOTICE OF BORROWING

[Insert copy of computations in accordance with Final Advance Notice of Borrowing]

ANNEX IV

[Revolving Credit Agreement (2020-1B)]

Annex V

to

Revolving Credit Agreement

NOTICE OF TERMINATION

[Date]

Wilmington Trust, National Association,
as Subordination Agent, as Borrower
1100 North Market Square
Wilmington, DE 19890-1605

Attention: Corporate Trust Administration

Revolving Credit Agreement dated as of February 1, 2021 between Wilmington Trust, National Association, as Subordination Agent, as agent and trustee for the United Airlines Pass Through Trust, 2020-1B, as Borrower, and Citibank, N.A. (the “Liquidity Agreement”)

Ladies and Gentlemen:

You are hereby notified that pursuant to Section 6.01 of the Liquidity Agreement, by reason of the occurrence of a Liquidity Event of Default and the existence of a Performing Note Deficiency, we are giving this notice to you in order to cause (i) our obligations to make Advances under such Liquidity Agreement to terminate on the fifth Business Day after the date on which you receive this notice, (ii) you to request a Final Advance under the Liquidity Agreement pursuant to Section 3.5(i) of the Intercreditor Agreement as a consequence of your receipt of this notice and (iii) all other outstanding Advances to be automatically converted into Final Advances for purposes of determining the Applicable Liquidity Rate for interest payable thereon.

Terms used but not defined herein shall have the respective meanings ascribed thereto in or pursuant to the Liquidity Agreement.

ANNEX V

[Revolving Credit Agreement (2020-1B)]

THIS NOTICE IS THE “NOTICE OF TERMINATION” PROVIDED FOR UNDER THE LIQUIDITY AGREEMENT. OUR OBLIGATIONS TO MAKE ADVANCES UNDER THE LIQUIDITY AGREEMENT WILL TERMINATE ON THE FIFTH BUSINESS DAY AFTER THE DATE ON WHICH YOU RECEIVE THIS NOTICE.

Very truly yours,

CITIBANK, N.A.

By:
Name:
Title:

cc: Wilmington Trust, National Association, as Class B Trustee

ANNEX V

[Revolving Credit Agreement (2020-1B)]

Annex VI

to

Revolving Credit Agreement

NOTICE OF REPLACEMENT SUBORDINATION AGENT

[Date]

Attention:

Revolving Credit Agreement dated as of February 1, 2021, between Wilmington Trust, National Association, as Subordination Agent, as agent and trustee for the United Airlines Pass Through Trust, 2020-1B, as Borrower, and Citibank, N.A. (the “Liquidity Agreement”)

Ladies and Gentlemen:

For value received, the undersigned beneficiary hereby irrevocably transfers to:

[Name of Transferee]

[Address of Transferee]

all rights and obligations of the undersigned as Borrower under the Liquidity Agreement referred to above. The transferee has succeeded the undersigned as Subordination Agent under the Intercreditor Agreement referred to in the first paragraph of the Liquidity Agreement, pursuant to the terms of Section 8.1 of the Intercreditor Agreement.

By this transfer, all rights of the undersigned as Borrower under the Liquidity Agreement are transferred to the transferee and the transferee shall hereafter have the sole rights and obligations as Borrower thereunder. The undersigned shall pay any costs and expenses of such transfer, including, but not limited to, transfer taxes or governmental charges.

We ask that this transfer be effective as of _______________, ____.

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Subordination Agent, as Borrower

By:
Name:
Title:

ANNEX VI

[Revolving Credit Agreement (2020-1B)]

Annex VII

to

Revolving Credit Agreement

SPECIAL TERMINATION ADVANCE NOTICE OF BORROWING

The undersigned, a duly authorized signatory of the undersigned borrower (the “Borrower”), hereby certifies to Citibank, N.A. (the “Liquidity Provider”), with reference to the Revolving Credit Agreement (2020-1B) dated as of February 1, 2021, between the Borrower and the Liquidity Provider (the “Liquidity Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

(1)       The Borrower is the Subordination Agent under the Intercreditor Agreement.

(2)       The Borrower is delivering this Notice of Borrowing for the making of the Special Termination Advance by the Liquidity Provider to be used for the funding of the Class B Cash Collateral Account relating to this Liquidity Facility in accordance with Section 3.5(m) of the Intercreditor Agreement by reason of the receipt by the Borrower of a Special Termination Notice from the Liquidity Provider with respect to the Liquidity Agreement, which Advance is requested to be made on [____________, ____]5. The Special Termination Advance should be transferred to [name of bank/wire instructions/ABA number] in favor of account number [ ], reference [ ].

(3)       The amount of the Special Termination Advance requested hereby (i) is $_________________.__, which equals the Maximum Available Commitment on the date hereof and is to be applied in respect of the funding of the Class B Cash Collateral Account relating to this Liquidity Facility in accordance with Section 3.5(m) of the Intercreditor Agreement, (ii) does not include any amount with respect to the payment of principal of, or premium on, the Class B Certificates, or principal of, or interest or premium on, the Class A Certificates or any Additional Certificates, (iii) was computed in accordance with the provisions of the Class B Certificates, the Liquidity Agreement, the Class B Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I), and (iv) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing.

(4)       Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will deposit such amount in the Class B Cash Collateral Account relating to this Liquidity Facility and apply the same in accordance with the terms of Section 3.5(m) of the Intercreditor Agreement, (b) no portion of such amount

5 If a Notice of Borrowing will be delivered prior to 1:00 p.m. (New York City time) on a Business Day, insert the date of the Notice of Borrowing. If a Notice of Borrowing will be delivered after 1:00 p.m. (New York City time) on a Business Day or on a day that is not a Business Day, insert the first Business Day after the date of the Notice of Borrowing.

ANNEX VII

[Revolving Credit Agreement (2020-1B)]

shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, (A) the making of the Special Termination Advance as requested by this Notice of Borrowing shall automatically and irrevocably terminate the obligation of the Liquidity Provider to make further Advances under the Liquidity Agreement; and (B) following the making by the Liquidity Provider of the Special Termination Advance requested by this Notice of Borrowing, the Borrower shall not be entitled to request any further Advances under the Liquidity Agreement.

ANNEX VII

[Revolving Credit Agreement (2020-1B)]

IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the ____ day of _________, ____.

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Subordination Agent, as Borrower

By:
Name:
Title:

ANNEX VII

[Revolving Credit Agreement (2020-1B)]

SCHEDULE I

TO

SPECIAL TERMINATION ADVANCE NOTICE OF BORROWING

[Insert copy of computations in accordance with Special Termination Advance Notice of Borrowing]

ANNEX VII

[Revolving Credit Agreement (2020-1B)]

ANNEX VIII
TO
REVOLVING CREDIT AGREEMENT

NOTICE OF SPECIAL TERMINATION

[Date]

Wilmington Trust, National Association,
as Subordination Agent, as Borrower
1100 North Market Square
Wilmington, DE 19890-1605

Attention: Corporate Trust Administration

Revolving Credit Agreement dated as of February 1, 2021 between Wilmington Trust, National Association, as Subordination Agent, as agent and trustee for the United Airlines Pass Through Trust, 2020-1B, as Borrower, and Citibank, N.A. (the “Liquidity Agreement”)

Ladies and Gentlemen:

You are hereby notified that pursuant to Section 6.02 of the Liquidity Agreement, by reason of the aggregate Pool Balance of the Class B Certificates exceeding the aggregate outstanding principal amount of the Series B Equipment Note (other than any portion of the Series B Equipment Note previously sold or with respect to which the collateral securing the Series B Equipment Note has been disposed of) during the 18 month period prior to January 15, 2026, we are giving this notice to you in order to cause (i) our obligations to make Advances under the Liquidity Agreement to terminate on the fifth Business Day after the date on which you receive this notice and (ii) you to request a Special Termination Advance under the Liquidity Agreement pursuant to Section 3.5(m) of the Intercreditor Agreement as a consequence of your receipt of this notice. Terms used but not defined herein shall have the respective meanings ascribed thereto in or pursuant to the Liquidity Agreement.

ANNEX VIII

[Revolving Credit Agreement (2020-1B)]

THIS NOTICE IS THE “NOTICE OF SPECIAL TERMINATION” PROVIDED FOR UNDER THE LIQUIDITY AGREEMENT. OUR OBLIGATIONS TO MAKE ADVANCES UNDER THE LIQUIDITY AGREEMENT WILL TERMINATE ON THE FIFTH BUSINESS DAY AFTER THE DATE ON WHICH YOU RECEIVE THIS NOTICE.

Very truly yours,

CITIBANK, N.A.

By:
Name:
Title:

cc:	Wilmington Trust, National Association, as Class B Trustee

ANNEX VIII